UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

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INSULET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 2, 2015

You are cordially invited to attend the Annual Meeting of Stockholders of Insulet Corporation (the “Company”) to be held at 8:30 a.m., Eastern Time, on Wednesday, May 13, 2015, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128.

At this Annual Meeting, the agenda includes (i) the election of two Class II directors, each to serve for a three-year term, (ii) the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, (iii) the approval of an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan; and (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees, FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, FOR the approval of the amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP.

Under U.S. Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at http://investor.insulet.com/annual-proxy.cfm. Instructions for accessing the proxy materials and voting are described below and in the stockholder meeting notice that you received in the mail. Please review the proxy materials prior to voting.

Your vote is important.

¡

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) if you have received a proxy card via mail as a registered stockholder, by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 12, 2015.

¡	If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

PATRICK J. SULLIVAN

President and Chief Executive Officer

INSULET CORPORATION

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2015

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company”), will be held at 8:30 a.m., Eastern Time, on Wednesday, May 13, 2015, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128, for the following purposes:

1.	to elect two Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;
2.	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement;
3.	to approve an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 5,250,000 shares;
4.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
5.	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on March 18, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Under U.S. Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at http://investor.insulet.com/annual-proxy.cfm. Instructions for accessing the proxy materials and voting are described below and in the stockholder meeting notice that you received in the mail. Please review the proxy materials prior to voting.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting, if you are a stockholder of record, please vote in one of the following three ways: (1) if you have received a proxy card via mail as a registered stockholder, by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 12, 2015.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

By Order of the Board of Directors,

R. ANTHONY DIEHL

General Counsel and Secretary

Billerica, Massachusetts

April 2, 2015

INSULET CORPORATION

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

PROXY STATEMENT

For the 2015 Annual Meeting of Stockholders

to be held on May 13, 2015 at 8:30 a.m.

at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128

April 2, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insulet Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time, on Wednesday, May 13, 2015 at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128, or at any adjournments or postponements thereof (the “Annual Meeting”). The Company’s Annual Report on Form 10-K (the “10-K”) to Stockholders, containing financial statements for the fiscal year ended December 31, 2014, is being made available together with this Proxy Statement to stockholders at http://investor.insulet.com/annual-proxy.cfm. The 10-K, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2015

This Proxy Statement is being made available to stockholders on or about April 2, 2015. This Proxy Statement and the 10-K are available at http://investor.insulet.com/annual-proxy.cfm.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are to:

(i)	elect two Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;
(ii)	approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement;
(iii)	approve an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 5,250,000 shares;
(iv)	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
(v)	consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

RECORD DATE AND VOTING RIGHTS

Only stockholders of record at the close of business on March 18, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of that date, 56,691,972 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding, and there were 14 stockholders of record. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. If you are a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., Eastern Time, on May 12, 2015. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

REVOCATION OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked, (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary, before the taking of the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Brokers do not have discretionary authority to vote on (i) the election of directors, (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers, or (iii) the approval of an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan, so we encourage you to provide instructions to your broker regarding the voting of your shares.

VOTE REQUIRED

For Proposal 1, the election of two Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. However, in accordance with the Company’s majority voting policy (as described below), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the lead director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the approval of an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. For Proposal 4, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $15,000, plus out-of-pocket expenses.

VOTING OF PROXIES

The persons named as attorneys-in-fact in the proxies, Patrick J. Sullivan and R. Anthony Diehl, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted (i) FOR the election of the director nominees, (ii) FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement, (iii) FOR the approval of an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 5,250,000 shares of the Company’s common stock, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

OTHER BUSINESS

Aside from (i) the election of directors, (ii) approval, on a non-binding, advisory basis, of the compensation of certain executive officers, (iii) approval of an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan, and (iv) ratification of the appointment of Ernst & Young LLP, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this Annual Meeting, the stockholders will elect the Class II directors. The Class II directors currently consist of Charles Liamos and John A. Fallon, M.D. Mr. Liamos is retiring from the Board of Directors effective as of the Annual Meeting. To provide that each Class will have the same number of directors as reasonably possible, the Board of Directors has determined that Timothy J. Scannell, who is currently a Class III director, will be nominated as a Class II director. Accordingly, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated John A. Fallon, M.D. and Timothy J. Scannell and recommends that each be elected to the Board of Directors as a Class II director, to hold office until the Annual Meeting of Stockholders to be held in 2018, and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Following the Annual Meeting, the Board of Directors will also be composed of: (i) two Class III directors (Patrick J. Sullivan and Steven Sobieski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2016; and (ii) three Class I directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2017.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

VOTE REQUIRED FOR APPROVAL

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. However, in accordance with our majority voting policy (as described below), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the lead director and such resignation will be considered by the Nominating and Corporate Governance Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected at the Annual Meeting and our continuing directors based on information provided to the Company by each nominee and director.

Director Since
Class II nominees for election at the 2015 Annual Meeting – nominated to serve a term that expires in 2018
John A. Fallon, M.D.	2012
Timothy J. Scannell	2014
Class III continuing directors — term expires in 2016
Patrick J. Sullivan	2014
Steven Sobieski	2006
Class I continuing directors - term expires in 2017
Sally Crawford	2008
Regina Sommer	2008
Joseph Zakrzewski	2008

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of February 11, 2015 concerning our directors and executive officers. The biographies of each of the director nominees and continuing directors below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director for the Company.

Name	Age	Position
Patrick J. Sullivan	63	President, Chief Executive Officer and Director
Allison Dorval	39	Chief Financial Officer
Shacey Petrovic	41	Chief Commercial Officer
William Patrick Ryan	54	Chief Operating Officer
Brad Thomas	57	Executive Vice President, Human Resources and Organizational Development
R. Anthony Diehl	46	General Counsel and Secretary
Daniel Levangie(2)(4)	64	President, Insulet Drug Delivery
Charles Liamos	55	Director, Advanced Technology and Director
Sally Crawford(2)(3)	61	Director
John A. Fallon, M.D.(3)	67	Director
Timothy J. Scannell(1)	50	Director
Steven Sobieski(1)	58	Director
Regina Sommer(1)(3)	56	Director
Joseph Zakrzewski(1)(2)	52	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Mr. Levangie was a member of the Compensation Committee until he was appointed President, Insulet Drug Delivery by the Company. In accordance with such appointment, effective February 10, 2015, Mr. Levangie resigned as Director, Lead Independent Director and member of the Compensation Committee.

Patrick J. Sullivan.      Mr. Sullivan has served as our President, Chief Executive Officer and Director since September 2014. From 2008 to 2013, Mr. Sullivan served as chairman and chief executive officer of Constitution Medical Investors. From 2007 to 2008, Mr. Sullivan served as executive chairman of Hologic Corporation after its merger with Cytyc Corporation. From 1994 to 2007, Mr. Sullivan served as Cytyc Corporation’s chairman, president and chief executive officer. From 1991 to 1994, Mr. Sullivan served as Cytyc Corporation’s vice president of sales and marketing. Prior to 1991, Mr. Sullivan was employed in marketing roles of increasing responsibility at Abbott Laboratories, a diversified healthcare company, and as a consultant with McKinsey & Company, an international consulting firm. Mr. Sullivan serves as a director of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Mr. Sullivan holds a Bachelor of Science degree, with Distinction, from the United States Naval Academy and a Master of Business Administration degree, with Distinction, from Harvard Business School. Mr. Sullivan brings decades of experience in successfully leading high-growth medical devices businesses.

Allison Dorval.      Ms. Dorval has served as our Chief Financial Officer since November 2014. Ms. Dorval joined the Company in 2008 as our Controller and from 2010 to 2014, Ms. Dorval served as our Vice President, Controller. Prior to 2008, Ms. Dorval served as director, corporate finance of Digitas Inc., where she managed accounting and treasury functions, and as assistant controller of iBasis, Inc., where she was responsible for accounting, payroll and consolidation functions. Ms. Dorval is a CPA and began her career in public accounting with PricewaterhouseCoopers, where she held positions of increasing responsibility and scope. She holds a Bachelor of Science in business administration from the University of Vermont.

Shacey Petrovic.      Ms. Petrovic has served as our Chief Commercial Officer since February 2015. From 2013 to 2015, Ms. Petrovic served as president and chief executive officer of Clinical Innovations, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including vice president and general manager of Hologic’s GYN surgical products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Prior to joining Cytyc Corporation, Ms. Petrovic served as a pharmaceutical sales specialist at AstraZeneca. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

William Patrick Ryan.      Mr. Ryan has served as our Chief Operating Officer since January 2014. From 2011 to January 2014, Mr. Ryan served as chief operating officer and president, international, of Alphatec Spine, Inc. From 2006 to 2011, Mr. Ryan held various executive management roles at Abbott Vascular, a division of Abbott Laboratories, Inc. From 1997 to 2006, Mr. Ryan held several management positions at Guidant Corporation. Mr. Ryan served in the United States Navy from 1983 to 1997. He holds a Bachelor of Science in economics from the United States Naval Academy and a Master of Science in petroleum management from University of Kansas.

Brad Thomas.      Mr. Thomas has served as our Executive Vice President of Human Resources and Organizational Development since November 2014. From 2008 to 2014, Mr. Thomas served as chief executive officer of The HR Impact Group, supporting client company efforts to implement strategic business transformations and improve returns from their human resource organizations. These assignments included time as head of human resources for New York Life, Reader’s Digest and Guardian Life Insurance Corporation. Prior to 2008, Mr. Thomas served as senior vice president of human resources at Cytyc Corporation. Mr. Thomas has a broad background of global HR leadership experience at Citigroup, Pepsi, and GE and served as a Captain in the United States Marine Corps. Mr. Thomas has Type 1 Diabetes and took an interest in the Company after a very positive experience using the OmniPod System to help manage his diabetes over the last several years. Mr. Thomas is a graduate of the GE Human Resource Leadership Program, holds a Bachelor of Science in business administration from Villanova University and a Master of Business Administration from Virginia Polytechnic Institute.

R. Anthony Diehl, Esq.      Mr. Diehl has served as our General Counsel since 2003. From 2001 to 2003, he was Of Counsel at Bourque & Associates, P.A. where his practice covered all areas of intellectual property law, including patent, trademark and copyright prosecution, counseling and litigation. Mr. Diehl earned a Bachelor of Arts from Cornell University and a Juris Doctor from Villanova University School of Law.

Daniel Levangie.      Mr. Levangie has served as our President, Insulet Drug Delivery since February 2015. From 2011 to February 2015, Mr. Levangie served on our Board of Directors and served as our Lead Independent Director from May 2013 to February 2015. Prior to his employment with the Company, Mr. Levangie was the managing partner of ATON Partners, a private healthcare investment and management consulting firm. From 2011 to 2013, Mr. Levangie was chief executive officer and director of Dune Medical Devices, Inc., a private medical device company. He was also a principal and managing partner at Constitution Medical Investors, a private equity firm focused on the healthcare sector, a role he held from 2008 to 2013, when Constitution Medical Investors was acquired by Roche Diagnostics Corporation. Mr. Levangie formerly served as president and chief executive officer of Keystone Dental Inc. from 2009 to 2011. From 1992 to 2007, Mr. Levangie held various executive management and leadership roles at Cytyc Corporation, most recently as president of Cytyc Surgical, until the company was acquired by Hologic, Inc. From 1975 to 1992, Mr. Levangie held various sales and marketing management positions at Abbott Laboratories, Inc. Mr. Levangie currently serves on the boards of directors of Exact Sciences Corporation and Dune Medical Devices, Inc. and is a managing member of CereVasc, LLC. Mr. Levangie served as a member of the board of directors of ev3, Inc. from 2007 to 2011 and as chairman of the board of directors of ev3 from 2008 to 2011. Mr. Levangie received his Bachelor of Science in pharmacy from Northeastern University.

Sally Crawford.      Ms. Crawford has served on our Board of Directors since 2008 and served as our Lead Independent Director from May 2009 to May 2013. Ms. Crawford served as chief operating officer of Healthsource, Inc., a publicly-held managed care organization from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. Ms. Crawford serves on the boards of directors of Hologic, Inc., Exact Sciences Corporation, Universal American Corp. and Prolacta Bioscience Inc. She also served on the boards of directors of Chittenden Corporation from 1998 until 2008 and Cytyc Corporation from 1998 until 2007. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University. Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare industry and managed care, which is directly relevant to our business, and the practical knowledge gained in her role as chief operating officer of a publicly-held managed care organization. Ms. Crawford is the Chair of the Compensation Committee.

John A. Fallon, M.D.      Dr. Fallon has served on our Board of Directors since October 2012. Since 2004, Dr. Fallon has served as the chief physician executive and senior vice president of Blue Cross Blue Shield of Massachusetts. From 2000 to 2004, he held the position of chief executive officer for clinical affairs at the State University of New York Medical Center. In 1995, Dr. Fallon became a founding trustee of Partners Community HealthCare Inc. (“PCHI”), the Physician Network for Partners HealthCare System founded by The Massachusetts General Hospital and The Brigham and Women’s Hospital, and in 1998 he went on to become chairman of PCHI. Dr. Fallon has also served as founder, president and chief executive officer of North Shore Health System from 1994 to 2000, chief medical executive and later chief executive officer of Charter Professional Services Corporation from 1996 to 2000, and first chief medical officer for North Shore Medical Center from 1994 to 2000. Dr. Fallon currently serves on the board of directors of AMAG Pharmaceuticals, Inc., a specialty pharmaceutical company. Dr. Fallon was a practicing internal medicine physician for more than 25 years and has served on multiple healthcare boards and committees, including continued participation on the Temple University School of Medicine Board of Advisors and the Editorial Board of American Journal of Medical Quality, and prior service on the Alliance for Health Care Improvement Board from 2004 to 2006. He holds a Bachelor of Arts in chemistry from College of the Holy Cross, a Doctor of Medicine from Tufts University School of Medicine, and a Master of Business Administration from University of South Florida. Dr. Fallon brings over 35 years of experience as a practicing physician, senior executive and member of numerous medical boards and committees, together with a comprehensive understanding of the evolving health care industry. Dr. Fallon serves as our Lead Independent Director.

Timothy J. Scannell.      Mr. Scannell has served on our Board of Directors since August 2014. Since 2009, Mr. Scannell has served as group president of Medsurg & Neurotechnology at Stryker Corporation, a global leader in the medical technology industry, and oversees six of Stryker’s operating divisions in his role, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker Corporation, including a range of sales and marketing leadership roles, vice president and general manager of its biotech division and president of its spine business. Mr. Scannell holds Bachelor of Science in business administration and Master of Business Administration from the University of Notre Dame. Mr. Scannell brings extensive strategic, organizational and operational skills and experience.

Steven Sobieski.      Mr. Sobieski has served on our Board of Directors since 2006. Mr. Sobieski currently serves as senior vice president and chief financial officer of Roka Bioscience, Inc., a position he has held since September 2009. Prior to joining Roka Bioscience, he served as chief financial officer and vice president of finance and administration of LifeCell Corporation, a public company focused on developing and marketing reconstructive surgical products, from 2000 to 2009. Mr. Sobieski served as vice president of finance and in other positions at Osteotech, Inc., a public company focused on orthopedic products, from 1991 to 2000. From 1981 to 1991, he was with Coopers & Lybrand, a public accounting firm. Mr. Sobieski earned a Bachelor of Science in business administration from Monmouth University and a Master of Business Administration from Rutgers University. He is a Certified Public Accountant. Mr. Sobieski has more than twenty years of experience in medical technology financial management and brings extensive financial and industry expertise with other companies in comparable stages of growth. Mr. Sobieski qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”) and is the Chair of the Audit Committee.

Regina Sommer.      Ms. Sommer has served on our Board of Directors since 2008. From 2002 to 2005, she served as the vice president and chief financial officer of Netegrity, Inc., which was acquired by Computer Associates Inc. in November 2004. From 1999 to 2001, she served as the vice president and chief financial officer of Revenio, Inc. From 1995 to 1999, she served as senior vice president and chief financial officer of Open Market, Inc., and from 1989 to 1994, she served as the vice president of finance at The Olsten Corporation. She also worked at PricewaterhouseCoopers LLP from 1980 to 1989. Ms. Sommer serves on the board of directors of WEX INC. Ms. Sommer also served on the boards of directors of ING Direct from 2008 to 2012 and Soundbite Communications, Inc. from 2006 to 2012. Ms. Sommer earned a Bachelor of Arts from the College of the Holy Cross. Ms. Sommer brings more than twenty-five years of experience in technology, professional services and public accounting, as well experience managing business operations through periods of rapid growth. She also qualifies as an “audit committee financial expert” under the rules of the SEC. Ms. Sommer is the Chair of the Nominating and Corporate Governance Committee.

Joseph Zakrzewski.       Mr. Zakrzewski has served on our Board of Directors since 2008. Mr. Zakrzewski currently serves as chairman of Firehouse Pharmaceuticals and serves on the board of directors of Acceleron Pharma, Inc., a clinical stage biopharmaceutical company, and Amarin Corporation, a biopharmaceutical company. Mr. Zakrzewski served as Amarin Corporation’s executive chairman of the board of directors from January 2010 to December 2013, and as its chief executive officer from November 2010 to December 2013. From 2010 to 2011, Mr. Zakrzewski served as a venture partner with Orbimed Advisors LLC, the world’s largest healthcare-dedicated investment firm. From 2007 to 2010, he served as chairman of the board of directors, president and chief executive officer of Xcellerex Inc., a privately-held company focusing on commercializing its proprietary, next-generation manufacturing technology for biotherapeutics and vaccines. From 2005 to 2007, Mr. Zakrzewski served as the chief operating officer of Reliant Pharmaceuticals, Inc. From 1988 to 2005, Mr.

Zakrzewski served in a variety of positions at Eli Lilly and Company, including as vice president, corporate business development, from 2003 to 2005. He also serves on the board of directors of several privately held corporations, including Biscardia, Inc., GliaCure Inc., Hapten Sciences, Inc., SiteOne, Inc. and Thrasos Therapeutics. From 2014 to 2015, Mr. Zakrzewski served on the board of directors of LipoScience, Inc., a diagnostics company focused in the areas of lipoproteins and small molecule metabolites, and from 2009 to 2012 he served on the board of directors of Azelon Pharmaceuticals, Inc. Mr. Zakrzewski earned a Bachelor of Science in chemical engineering and a Masters in biochemical engineering from Drexel University, as well as a Master of Business Administration from Indiana University. Mr. Zakrzewski brings extensive boardroom experience, operational experience as a chief executive officer and prior experience in the pharmaceutical industry.

EXECUTIVE OFFICERS

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

BOARD OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Board of Directors currently consists of eight members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee reviews the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The members of the Company’s Board of Directors possess a wealth of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director nominees is described below under “Policies Governing Director Nominations.” While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Company, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential to have diversity on the Board of Directors. As a result, the Board of Directors and the Nominating and Corporate Governance Committee may, and do, consider the diversity of background and experience of a director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors and the Nominating and Corporate Governance Committee have determined that our director nominees, John A. Fallon, M.D. and Timothy J. Scannell, and each of our other non-employee directors (Sally Crawford, Steven Sobieski, Regina Sommer and Joseph Zakrzewski) are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD LEADERSHIP STRUCTURE

The Board has designated Dr. Fallon to serve as the Company’s Lead Independent Director. As Lead Director, Dr. Fallon performs many of the same functions and duties as a Chairman of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the Lead Director is responsible for coordinating with the Chief Executive Officer in the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board of Directors, acting as the principal liaison between the independent directors and management and serving as the focal point for stockholder requests addressed to the independent directors. The Board of Directors believes that having a lead director ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Company does not currently have a designated Chairman of the Board and does not have a policy as to whether the same person should serve as both the chief executive officer and the Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. Given the Company’s size and principal focus on a single market and product, the Company believes that this leadership structure has been effective thus far and does not feel it is necessary to appoint a Chairman of the Board. The Company recognizes that, depending on the circumstances, different board leadership structures may be appropriate; however, the Company believes its current board leadership structure remains the optimal board leadership structure for the Company.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Non-employee members of the Board of Directors meet without the employee directors of the Company following most regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Dr. Fallon, as Lead Director, is responsible for chairing these executive sessions.

MEETING ATTENDANCE

The Board of Directors met twelve times during the fiscal year ended December 31, 2014, and took action by unanimous written consent three times. Each of the directors attended at least

75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2014.

The Company’s policy is that all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held in 2014.

RISK OVERSIGHT

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors currently consists of Steven Sobieski, who is the Chair of the Audit Committee, Regina Sommer and Joseph Zakrzewski. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Steven Sobieski and Regina Sommer each qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of the Audit Committee members with respect to certain accounting and auditing matters. The designation of financial literacy does not impose upon them any duties, obligations or liabilities that are greater than those generally imposed on members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are to, among other functions, oversee our accounting and financial reporting processes and the audits of our financial statements, and take, or recommend that our Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditors. The Audit Committee is also responsible for preparing the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Audit Committee met ten times during 2014. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed by the Audit Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Sally Crawford, who is the Chair of the Compensation Committee, Timothy J. Scannell and Joseph Zakrzewski. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Compensation Committee are to, among other functions, discharge our Board of Directors’ responsibilities relating to compensation of our directors and executive officers, oversee our overall compensation programs and prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements. See the section entitled “Executive and Director Compensation” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met ten times during 2014 and took action by unanimous written consent four times. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed by the Compensation Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, Ms. Crawford, Mr. Levangie and Mr. Zakrzewski served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During 2014, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Regina Sommer, who is the Chair of the Nominating and Corporate Governance Committee, Sally Crawford and John A. Fallon, M.D. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Nominating and Corporate Governance Committee are to, among other functions, identify individuals qualified to become board members, recommend that our Board of Directors selects the director nominees for election at each annual meeting of stockholders and periodically review and recommend to our Board of Directors any changes to our corporate governance guidelines.

The Nominating and Corporate Governance Committee met nine times during 2014. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors and reviewed by the Nominating and Corporate Governance Committee on an annual basis, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

POLICIES GOVERNING DIRECTOR NOMINATIONS

Majority Voting Policy for Uncontested Director Elections

The Company’s By-Laws provide for plurality voting in director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes than votes “for” his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the lead director for consideration by the Nominating and Corporate Governance Committee.

Any resignation tendered pursuant to the majority voting policy shall be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the stockholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.

The Nominating and Corporate Governance Committee will consider such tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee including, without limitation:

•	the stated and perceived reasons why stockholders withheld votes for election from such director, in part as reflected in the reports issued by proxy advisory firms;
•	the length of service and qualifications of such director;
•	the director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;
•	the overall composition of the Board and the Committees of the Board on which the director sits;
•	whether acceptance of the director’s resignation would cause the Company to fail to satisfy any regulatory requirements; and

•	whether acceptance of the resignation is in the best interest of the Company and its stockholders.

The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the information and factors considered by the Nominating and Corporate Governance Committee and such additional information and factors as the Board deems relevant.

Within four business days following the Board’s decision on the Nominating and Corporate Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any director who is the subject of the evaluation described in this section will not participate in Nominating and Corporate Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Nominating and Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Nominating and Corporate Governance Committee.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all stockholders to the Board and management. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each shall be comprised entirely of independent directors, and that each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for approving nominees to the Board. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee will assess whether the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, must follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. All recommendations for nomination must be in writing and include the following:

•	name and address of record of the stockholder;

•

representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

•

name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•

description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter;

•	description of all arrangements or understandings between the stockholder and the proposed director candidate;
•

consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

•	other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:

•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and
•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a director nominee to the Nominating and Corporate Governance Committee are subject to the applicable provisions of the Company’s By-Laws, which are described in the “Stockholder Proposals” section of this Proxy Statement.

POLICY GOVERNING SECURITYHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors provides every securityholder with the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For securityholder communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Secretary by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: Secretary

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail, courier or expedited delivery service to:

Insulet Corporation

600 Technology Park Drive, Suite 200

Billerica, Massachusetts 01821

Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, if one is elected, and, if not, to the Lead Director as a representative of the Board of Directors, or to the director to whom the communication is addressed on a periodic basis. Such communications will be forwarded by certified U.S. mail, courier, expedited delivery service, or secure electronic transmission.

POLICY GOVERNING STOCK OWNERSHIP

The Board of Directors has adopted a policy requiring all directors and executive officers to own a minimum level of the Company’s Common Stock, subject to a phase-in period. The policy mandates that directors own Common Stock with a value at least equal to three times their annual retainer. For executive officers, the CEO must own Common Stock with a value at least equal to three times his base salary and the other executives must own Common Stock with a value equal to their base salaries. Subject to the phase-in requirements, all of the directors and executive officers are in compliance with this policy.

POLICY BANNING HEDGING

The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:

•	engaging in any short sales of the Company’s securities;

•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities;
•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or
•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Compensation Committee.

POLICY FOR RECOUPMENT OF INCENTIVE COMPENSATION

The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Employee”), then the Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement.

The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.

EVALUATION PROGRAM OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors and each committee thereof evaluate a number of competencies, including but not limited to its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

CODE OF ETHICS

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

RELATED PARTY TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Transactions With Related Persons

There were no related party transactions in the fiscal year ended December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying notes provide information about the beneficial ownership of our Common Stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers (listed in the Summary Compensation Table); (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our Common Stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 56,434,721 shares of the Company’s Common Stock outstanding as of February 2, 2015.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Directors and Executive Officers		%
Patrick J. Sullivan(2)	156,083	*
Allison Dorval(3)	45,008	*
Shacey Petrovic(4)	----	----
William Patrick Ryan(5)	16,250	*
Brad Thomas	----	----
R. Anthony Diehl(6)	50,027	*
Charles Liamos(7)	112,233	*
Sally Crawford(8)	14,000	*
John A. Fallon, M.D.(9)	22,750	*
Daniel Levangie(10)	35,000	*
Timothy J. Scannell	----	----
Steven Sobieski(11)	48,845	*
Regina Sommer(12)	54,500	*
Joseph Zakrzewski(13)	54,000	*
All directors and executive officers as a group (14 persons)(14)	608,696	1.1
More Than 5% Holders		%
BlackRock, Inc.(15)	3,358,285	6.0
FMR LLC(16)	5,066,103	9.0
Abigail P. Johnson(16)	5,066,103	9.0
Edward C. Johnson, III(16)	5,066,103	9.0
Fidelity Growth Company Fund(16)	5,066,103	9.0
The Vanguard Group, Inc.(17)	3,444,306	6.1
Wellington Management Group LLP(18)	4,146,103	7.4

  * Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821.
(2)	Includes 156,083 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 0 shares of Common Stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of February 2, 2015.
(3)	Includes 36,500 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 8,166 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of February 2, 2015.
(4)	Ms. Petrovic’s employment commenced on February 9, 2015. She currently has no beneficial ownership and does not have any options exercisable within 60 days of February 2, 2015, or any shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of February 2, 2015.
(5)	Includes 7,500 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 8,750 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of February 2, 2015.
(6)	Includes 22,736 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 14,791 shares of Common Stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of February 2, 2015.
(7)	Includes 49,500 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 26,500 shares of Common Stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of February 2, 2015.
(8)	Includes 7,000 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 7,000 shares of the Company’s Common Stock beneficially owned by Ms. Crawford.
(9)	Includes 20,750 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 2,000 shares of the Company’s Common Stock beneficially owned by Dr. Fallon.
(10)	Includes 30,000 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 5,000 shares of the Company’s Common Stock beneficially owned by Mr. Levangie.
(11)	Includes 43,845 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 5,000 shares of the Company’s Common Stock beneficially owned by Mr. Sobieski.
(12)	Includes 41,000 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 13,500 shares of the Company’s Common Stock beneficially owned by Ms. Sommer.
(13)	Includes 41,000 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and 13,000 shares of the Company’s Common Stock beneficially owned by Mr. Zakrzewski.
(14)	Includes an aggregate of 455,914 shares of the Company’s Common Stock issuable upon the exercise of options exercisable on or within 60 days after February 2, 2015, and an aggregate of 58,207 shares of the Company’s Common Stock issuable upon settlement of restricted stock units and performance share units that will vest within 60 days of February 2, 2015. See also notes (2) - (13) above.
(15)

Information regarding BlackRock, Inc. is based solely upon Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 30, 2015. Amendment No. 3 to Schedule 13G provides that as of December 31, 2014, BlackRock, Inc. has sole voting power with respect to 3,238,611 shares of the Company’s Common Stock and no shared voting power and sole dispositive power with respect to 3,358,285 shares of the Company’s Common Stock and no shared dispositive power. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(16)	Information regarding FMR LLC, Edward C. Johnson, III, Abigail P. Johnson and Fidelity Growth Company Fund is based solely upon Amendment No. 8 to Schedule 13G jointly filed by FMR LLC, Edward C. Johnson, III, Abigail P. Johnson and Fidelity Growth Company Fund (collectively, “Fidelity”) with the Securities and Exchange Commission on February 13, 2015. Amendment No. 8 to Schedule 13G provides that as of December 31, 2014, Fidelity, together with certain of its subsidiaries and affiliates, is the beneficial owner of 5,066,103 shares of the Company’s Common Stock. Members of the family of Edward C. Johnson, III, Chairman of FMR LLC, including Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR, LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC, nor Edward C. Johnson, III, nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC, Edward C. Johnson, III, Abigail P. Johnson and Fidelity Growth Company Fund is 245 Summer Street, Boston, Massachusetts 02210.
(17)	Information regarding The Vanguard Group, Inc. is based solely upon Amendment No. 2 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 10, 2015. Amendment No. 2 to Schedule 13G provides that as of December 31, 2014, The Vanguard Group, Inc. has sole voting power with respect to 74,080 shares of the Company’s Common Stock and no shared voting power and sole dispositive power with respect to 3,374,526 shares of the Company’s Common Stock and shared dispositive power with respect to 69,780 shares of the Company’s Common Stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(18)	Information regarding Wellington Management Group LLP is based solely upon Amendment No. 3 to Schedule 13G filed by Wellington Management Group LLP with the Securities and Exchange Commission on February 12, 2015. Amendment No. 3 to Schedule 13G provides that as of December 31, 2014, Wellington Management Group LLP has shared voting power with respect to 2,899,126 shares of the Company’s Common Stock and no sole voting power and shared dispositive power with respect to 4,416,103 shares of the Company’s Common Stock and no sole dispositive power. The address for Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2014 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year, except for reports by Sally Crawford, John A. Fallon, M.D., Daniel Levangie, Charles Liamos, Steven Sobieski and Joseph Zakrzewski, each with respect to June 2, 2014 awards of 4,000 options and 4,000 restricted stock units, which omission was discovered by the Company later in June 2014 and a report was immediately filed.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the Company’s executive compensation program for its Named Executive Officers (NEOs) for the fiscal year ended December 31, 2014. We provide detail on each component of the program, describing key terms, features, associated payments, and forward-looking compensation arrangements. We describe the key objectives of the Company’s compensation plan design and the rationale for specific compensation decisions and actions within.

Table of Contents:

•	Named Executive Officers
•	Executive Summary
¡	Company Highlights
¡	Key Governance Activities
•	Compensation Objectives and Philosophy
•	Compensation Oversight and Decision-Making
•	Compensation of NEOs Hired or Appointed in 2014
•	Transition of Former NEOs
•	2014 Compensation Program Elements and Activities
¡	Base Salaries
¡	Annual Cash Performance Incentives
¡	Long-Term Incentives
¡	Broad-based Benefits Programs
¡	Severance and Change-in-Control Programs
¡	Recoupment (Clawback) Policy
¡	Policy Governing Stock Ownership
¡	2014 Say-on-Pay Vote
•	Compensation Risk Assessment
•	Compensation Committee Report
•	Executive Compensation Summary Tables

NAMED EXECUTIVE OFFICERS (NEOS)

In accordance with the disclosure requirements of SEC rules, the Company’s NEOs are the Chief Executive Officer, Chief Financial Officer, and the three most highly-compensated executive officers who were employed by the Company as of December 31, 2014. With a new Chief Executive Officer and Chief Financial Officer assuming leadership roles in 2014, the following individuals are included in the report:

Named Executive Officer and Title - As of December 31, 2014
Patrick J. Sullivan	President and Chief Executive Officer • Hired into role effective 9/17/2014
Allison Dorval	Chief Financial Officer • Appointed to role effective 11/6/2014
William Patrick Ryan	Chief Operating Officer • Hired into role effective 1/21/2014
Bradley Thomas	Executive Vice President, Human Resources & Organizational Development • Hired into role effective 11/5/2014
Peter Devlin	Chief Commercial Officer • Resigned position as of 1/6/2015 • Providing transition support and will terminate employment effective 4/3/2015

Former Executive Officer – No Longer Employed by Insulet
Duane DeSisto	Former President and Chief Executive Officer • Terminated employment effective 9/16/2014
Brian Roberts	Former Chief Financial Officer • Terminated position as Chief Financial Officer effective 11/6/2014 • Provided transition support through, and terminated employment effective, 12/31/2014

EXECUTIVE SUMMARY

COMPANY HIGHLIGHTS

For Insulet, 2014 was a year in which we actively focused on our commitment to innovation, growth, and superior customer experience to build upon the strong foundation of our business and continue to create long-term shareholder value. As we have moved into 2015, this period marks our transition to a new leadership team, a realignment of business strategies and priorities, and increased performance expectations for Company-wide execution on those strategies.

This year we significantly strengthened Insulet’s leadership structure, beginning with our appointment of Patrick Sullivan as the President and Chief Executive Officer in September. The Board selected Mr. Sullivan based on his proven experience growing organizations, driving corporate development and achieving commercial results to create value for shareholders. During Mr. Sullivan’s first 100 days at Insulet, he re-set business strategies, priorities, and performance expectations to position the organization for growth. He partnered with Brad Thomas, who joined us in November, 2014 as Executive Vice President of Human Resources and Organizational Development, to put a new senior management team in place consisting of strategically selected, experienced leaders with proven records of outstanding performance. The new senior leadership team is positioned solidly to achieve the outstanding results that we are capable of delivering to our customers and our shareholders, focusing on accelerated growth and increased shareholder value as we head into the future.

This report includes detailed information on the Company’s NEOs for the year ended December 31, 2014. We have also made several key executive hires in the first quarter of 2015 to advance our business in alignment with our strategy and shareholder interests, which are described below.

Daniel Levangie joined the organization as an employee in February, 2015 as President of Insulet’s drug delivery business. Mr. Levangie brings significant leadership and healthcare experience as well as deep institutional knowledge to his role, having served on Insulet’s Board of Directors since 2011 and as Lead Director from 2013 to February, 2015. Mr. Levangie will focus on the significant opportunities to leverage our unique core technology as the foundation for our leadership in intelligent drug delivery. Our technology introduces intelligent drug delivery capabilities that include varying dosing, monitoring compliance and alarm sensing. Mr. Levangie leads a team focused on executing our strategy for product and business development in this area, which represents a significant growth opportunity for Insulet.

Shacey Petrovic joined Insulet in February, 2015 as our new Chief Commercial Officer, replacing Peter Devlin. Under Ms. Petrovic’s leadership, we are executing a strategy for U.S. and international growth of our OmniPod business. Ms. Petrovic leads a team of commercial executives heading the functional areas of Sales, Marketing, and Managed Care. We are undertaking new managed care initiatives with a focus on expanding coverage, including

Medicare and Medicaid, as well as sustaining existing reimbursement. Marketing strategies include an increased focus on market segmentation and sales force targeting, including the pediatric segment and existing prescribers who have significant opportunity to expand their current use of the OmniPod system. We also added an executive, reporting to Ms. Petrovic, whose sole focus is international growth. This is a meaningful step as we look to drive top line growth by building our international markets.

The Company’s ability to deliver value to our shareholders is strengthened by the caliber of the leaders who joined us during 2014 and the beginning of 2015, and we will build on this momentum as we move forward. We will leverage the considerable talents, strengths, and vision of the leadership team to execute our strategies to improve the lives of the millions of people around the world living with diabetes and to create significant long-term sustainable value for our shareholders.

The leadership team transition also included the exit from the organization of Mr. DeSisto and Mr. Roberts in 2014. The Company entered into separation agreements with Mr. DeSisto and Mr. Roberts as part of this transition. The terms of and payments made under these contractual agreements are described and quantified within.

Key Governance Activities

As we move through this transition period and into 2015, we are committed to continuing our evaluation of our executive compensation programs to ensure direct alignment with shareholder interests and comprehensive good governance practices. In 2014, we took the following actions to further strengthen our executive compensation program governance that we believe are in the best interests of our shareholders and the Company:

•

The use of Performance-based Restricted Stock Units (PRSUs) is a significant component in our annual executive compensation program. 2014 was the second year in which PRSUs were part of our compensation program and the 2014 award was contingent upon meeting challenging revenue metrics. The Board of Directors cancelled the 2014 awards in March, 2015 as the Company did not achieve the established performance goal.

•

The inclusion of double-trigger vesting requirements in the terms of our equity awards. All awards made to employees on or after October 1, 2014 are subject to double- trigger acceleration in the event of a change-in-control and will only accelerate if the termination occurs under certain defined circumstances within 24 months following the event.

•

The adoption of a recoupment (clawback) policy. Under this policy, if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, the Compensation Committee may require that the Covered Officer repay to the Company that part of the Incentive Compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement. Incentive Compensation is defined as annual cash bonus and long-term equity incentive compensation (i.e., both employee stock options and restricted stock units).

We believe that these activities represent significant enhancements to our governance practices.

The detailed report that follows addresses the Company’s executive compensation activities through the year ended December 31, 2014, including the cyclical planned annual activities and one-time events associated with leadership transition. As discussed above, strategic organizational transition designed to drive shareholder value has continued as we have entered 2015 and we will continue to leverage every opportunity to position the organization for success in 2015 and beyond.

COMPENSATION OBJECTIVES AND PHILOSOPHY

The overarching objective in our executive compensation program is to increase shareholder value by providing performance-based rewards opportunities that enable the Company to attract, retain, and incentivize key executives with the skills and experience necessary to successfully execute on our strategic plan.

We compensate our NEOs in a manner that supports our pay-for-performance philosophy while maintaining an overall level of compensation that we believe is reasonable and competitive. The Company’s executive compensation programs are designed to enable us to:

•	attract and secure talented and experienced executives in a highly competitive and dynamic market;
•	provide competitive compensation opportunities to motivate and retain executives whose unique knowledge, skills, talent and performance drive our performance, results and success;
•	provide rewards opportunities that are performance-based and result in compensation levels that are congruent with shareholder value, business achievement and results;
•	align the interests of our executives and shareholders by providing rewards to executives for increasing shareholder value.

We strive to set our overall total target direct compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven executive talent.

COMPENSATION OVERSIGHT AND DECISION-MAKING

Compensation Committee

The Compensation Committee (the “Committee” or the “Compensation Committee”) of the Board of Directors is responsible for the oversight of compensation and benefits for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. Its primary objective is to design and administer a compensation program that is appropriate for the Company in light of all relevant circumstances and is structured to further the Company’s objective of enhancing enduring shareholder value.

Management

The Chief Executive Officer provides input and recommendations as to the compensation of NEOs, other than himself, to the Compensation Committee. The Committee considers these recommendations together with the input of the independent compensation consultant. All final decisions affecting NEO compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted NEOs.

Independent Consultant

Our Compensation Committee retains an independent compensation consultant to assist the Committee in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work performed by and the compensation of the consultant. Since 2010, our Compensation Committee has engaged Radford, an Aon Hewitt Consulting Company (“Radford”), as its independent compensation consultant. Radford’s role is to assist the Compensation Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and commentary with respect to proposed actions or changes.

Peer Group and Benchmarking Data

The Company uses compensation data independently compiled by Radford from a group of peer companies as a point of comparison in benchmarking compensation for executive positions. Data compiled from this peer group is used as a point of information by the Committee to assist it in establishing, assessing, and maintaining target executive compensation levels. Companies included in the peer group were identified and recommended by Radford based on quantitative and qualitative factors, including industry comparability, annual revenue, market value, number of employees, business focus and corporate strategy. We consider these companies to be peers of the Company solely for executive compensation comparison purposes. The peer group is reviewed and confirmed by the Committee on an annual basis to ensure the continuing comparative relevance of the group. The peer group as of August, 2013, consisted of the following organizations:

ABIOMED Health Care Equipment	Heartware Health Care Equipment
Align Technology Health Care Supplies	ICU Medical Health Care Supplies
ArthroCare Health Care Equipment	MAKO Surgical Corporation
Cyberonics Health Care Equipment	Natus Medical Health Care Equipment
DexCom Health Care Equipment	NuVasive Health Care Equipment
Endologix Health Care Supplies	Nxstage Medical Health Care Equipment
Genomic Health Biotechnology	Thoratec Health Care Equipment
Globus Medical Health Care Equipment	Volcano Health Care Equipment
Haemonetics Health Care Supplies

As a result of the Committee’s annual review in August, 2014, MAKO Surgical Corporation was removed from the peer group due to its acquisition by another organization. In addition, Cantel Medical Health Care Equipment, Masimo Health Care Equipment and Wright Medical Health Care Equipment were added to the peer group based upon the profile of these companies relative to our quantitative and qualitative peer selection criteria described above. The approved 2014 peer group for executive compensation comparison purposes consists of the following organizations:

ABIOMED Health Care Equipment	Heartware Health Care Equipment
Align Technology Health Care Supplies	ICU Medical Health Care Supplies
ArthroCare Health Care Equipment	Masimo Health Care Equipment
Cantel Medical Health Care Equipment	Natus Medical Health Care Equipment
Cyberonics Health Care Equipment	NuVasive Health Care Equipment
DexCom Health Care Equipment	Nxstage Medical Health Care Equipment
Endologix Health Care Supplies	Thoratec Health Care Equipment
Genomic Health Biotechnology	Volcano Health Care Equipment
Globus Medical Health Care Equipment	Wright Medical Health Care Equipment
Haemonetics Health Care Supplies

Radford’s annual and ongoing executive benchmarking included information disclosed in the peer companies’ 2013 proxy statements.

In addition to peer company data, Radford uses data from its Global Technology Survey, a survey which includes compensation data from over 1,600 domestic and international technology companies. Radford uses, as available, data cuts specific to public medical device companies with specified revenue levels and our designated peer companies when providing compensation benchmarking reports to the Committee. The inclusion of targeted survey data ensures that the Committee is not limited to a single market reference point when making executive compensation decisions.

Annual Executive Compensation Assessment

The Committee reviews compensation with the independent consultant on an ongoing basis and in the form of a comprehensive annual competitive assessment prepared by the consultant and presented to the Committee. The annual assessment includes both peer group and survey data, as described above, and compares the Company’s compensation to competitive information on base salaries, target bonus, target total cash, long-term incentives, and target total direct compensation.

COMPENSATION DECISION-MAKING

As discussed above, the overarching objective in our executive compensation program is to provide rewards that enable the Company to deliver superior shareholder value by attracting, retaining, and providing performance-based incentive opportunities to key executives with the skills and experience necessary to successfully execute on our strategic plan. In fulfilling that objective our Compensation Committee considers various factors including, but not limited to;

•	alignment with shareholder interests;
•	alignment with our compensation objectives and philosophy;
•	peer group and benchmarking data for each executive position, provided by the independent consultant as described above;
•	criticality of position and the competitive market environment for executive talent;
•	current and past compensation levels of executives;
•	relative compensation levels across the executive team;
•	existing levels of stock and option ownership;
•	previous grants of stock options and restricted stock units (“RSUs”) and the associated vesting schedules – retentive value and alignment with shareholder interests;
•

individual value factors specific to each executive, such as experience, performance, demonstrated leadership and specialized expertise, the ability to advance the organization in alignment with shareholder interests;

•	general trends in executive compensation.

COMPENSATION FOR NEOS HIRED OR APPOINTED IN 2014

As described above, Insulet transitioned to a new leadership team beginning in 2014, significantly strengthening our ability to deliver value to our shareholders with the caliber of the leaders who joined our team. The Compensation Committee determined the appropriate compensation packages for our new leaders following the philosophy and decision-making framework described above.

MR. SULLIVAN’S COMPENSATION PACKAGE AND EMPLOYMENT AGREEMENT

Mr. Sullivan joined Insulet on September 17, 2014 as its President and Chief Executive Officer, bringing more than 30 years of executive leadership experience to the Company. To determine Mr. Sullivan’s compensation, the Committee consulted with Radford and reviewed new hire and on-going Chief Executive Officer compensation packages at peer group companies, other companies with whom Insulet competes for talent, and targeted survey data, as available. Mr. Sullivan’s total compensation package was determined based on the benchmarking information and consideration of his profile of proven experience growing organizations, driving corporate development and achieving commercial results that created significant shareholder value at his prior companies. The Company believes that securing a Chief Executive Officer of Mr. Sullivan’s caliber was essential to building a stronger foundation and capitalizing on the many strong growth opportunities to generate shareholder return.

•	Annual Compensation

Mr. Sullivan and the Company entered into an employment agreement which provides Mr. Sullivan with an annual cash compensation package, at target, of $1.3 million comprised of an annual base salary of $650K and incentive compensation targeted at 100% of his base salary, with payout based upon the achievement of business results. He is also eligible to receive annual equity grants, as determined by the Committee in its sole discretion.

•	Inducement Grant

Mr. Sullivan’s employment agreement also provided for a one-time inducement stock option grant valued at $11 million, with 25% of the shares becoming vested and exercisable on December 31, 2014, and the remaining 75% of the shares vesting and becoming exercisable on quarterly basis in 12 equal installments during the following three-year period. Per the agreement, on October 1, 2014, Mr. Sullivan was granted an option to purchase 499,468 shares of the Company’s common stock - equal to $11 million divided by the product of 59.83%, (the then Black-Scholes ratio of option value to stock price) multiplied by the closing price of the Company’s common stock on the date of the grant. These stock options have an exercise price of $36.81 per share which was the closing price of the Company’s common stock on the date of the grant. This grant qualified as an employment inducement grant pursuant to NASDAQ rules and was not issued under an equity compensation plan approved by the Company’s stockholders.

Shortly following Mr. Sullivan’s start date the Black-Scholes value of the Company’s options changed significantly, largely driven by a reduction in stock price volatility together with an update of the factors used in calculating the Black-Scholes option value to align with the determination of those factors made by the Company’s new third-party equity plan administrator. The new administrator was initially engaged in July, 2014 and began providing financial reporting in October, 2014. The updated calculation factors changed the Black-Scholes value ratio from 59.83% to 33.98% of a share of common stock. The result was that the number of options and subsequent long-term incentive value of Mr. Sullivan’s award was considerably under-delivered relative to the value called for in his agreement. Following a series of meetings with its advisors and careful consideration, the Committee determined to make up the difference between the contemplated value of Mr. Sullivan’s award and the value actually delivered by granting him additional option awards (“Make-Up Awards”) consistent with the new Black-Scholes value. The Make-Up awards were granted on the same terms as the original awards, including the original exercise price, vesting schedule and valuation date. Consequently, the exercise price of the Make-Up Awards was above the market price of our stock on March 2, 2015, the date on which the Make-Up Awards were issued. The award to one other employee was similarly impacted as described above and was dealt with in the same manner.

The chart below shows how the number of Make-Up Awards was calculated:

Original Grant made to P. Sullivan 10/1/2014
Value per Agreement:	$11,000,000
Strike Price:	$36.81
Black-Scholes Ratio:	59.83%
# Number Options Delivered	499,468

Updated Black-Scholes Ratio	33.98%
Recalculated value of 499,468 option grant	$6,247,365
Value difference from Agreement	$4,752,635

Make-Up Awards
Value difference from Agreement:	$4,752,635
Grant Date:	3/2/2015
Grant Price (identical to original grant)	$36.81
Black-Scholes Ratio:	33.98%
# Options Delivered	379,966
Vesting identical to original grant

•	Termination Provisions

Mr. Sullivan’s employment agreement provides for certain payments and benefits upon a “terminating event.” A terminating event is defined as termination by the Company for any reason other than for cause, death, or disability; or termination by Mr. Sullivan of his employment for good reason. Good reason consists of a material diminution of his responsibilities, authority or duties, a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees) or the relocation of the Company to a location more than 50 miles from its current offices.

In the event of a terminating event, Insulet shall provide Mr. Sullivan with: an amount equal to the sum of (x) two times the sum of his annual base salary as of the terminating event plus (y) the higher of his target annual bonus for the year in which the terminating event occurs or his annual bonus for the previous year. Such amount shall be paid in substantially equal installments over 24 months if the terminating event occurs prior to a change in control and in a single lump sum payment if such terminating event occurs after a change in control. In addition, Mr. Sullivan shall be entitled to (i) any unpaid bonus for the calendar year ending prior to the terminating event; (ii) an amount equal to the pro-rata portion of the annual target cash incentive award for the current plan year; (iii) continuation of health, and dental and life insurance coverage for 24 months following termination; (iv) reimbursement for outplacement services incurred within the first 12 months following termination in an amount not to exceed

$15,000 and; (v) if the terminating event occurs on, or within 24 months after, the effective date of a change in control, immediate acceleration of outstanding stock options and other stock awards, which shall become fully exercisable or nonforfeitable as of the terminating event until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued.

In addition, the employment agreement further provides that, in the event that Mr. Sullivan’s employment with the Company terminates after no fewer than three years after his date of hire, and he is (x) terminated by the Company without cause, (y) resigns for good reason or (z) after Mr. Sullivan has assisted in developing a CEO succession plan that has been approved by the Board of Directors, he resigns without good reason and, as of the date of termination, has not engaged in any acts or omissions that could provide the Company with a basis of terminating his employment for cause, and provided that Mr. Sullivan enters into a release, all outstanding time-based stock options and other time-based stock based awards held by Mr. Sullivan shall immediately become fully vested, and exercisable and nonforfeitable and shall remain fully exercisable until the earlier of three years from the date of termination or the original expiration date that would have applied had employment continued.

MR. RYAN’S COMPENSATION PACKAGE

Mr. Ryan joined Insulet on January 21, 2014 as its Chief Operating Officer, bringing significant operational expertise, a track record of success in global supply chain management, and the leadership experience to advance the business in the interest of its shareholders. To determine Mr. Ryan’s compensation, the Committee considered all of the elements of its compensation decision-making framework described above, including consulting with Radford and reviewing new hire and on-going compensation packages for similar roles at peer group companies, other companies with whom Insulet competes for talent, and targeted survey data, as available.

•	Annual Compensation

Mr. Ryan and the Company entered into an employment arrangement which provides him with an annual cash compensation package, at target, of $600K comprised of 63% base salary ($375K) and 37% incentive compensation (at target - 60% of base salary, or $225K) based on achievement of business results. He is also eligible to receive annual equity grants, as determined by the Committee in its sole discretion.

•	One-Time New Hire Compensation

Mr. Ryan received a one-time signing bonus of $100K with the stipulation that he was responsible for repayment of this bonus on a pro rata basis if he left the Company within one year of his start date. He relocated from California to Massachusetts for his role with the Company, and received a relocation benefits package valued at $100K. Mr. Ryan’s employment offer included an equity grant, comprised of stock options and RSUs, with a total value of approximately $2.2M. The stock option grant was for 30,000 shares of the Company’s common stock, with 25% of the shares becoming vested and exercisable on the first anniversary of the date of grant, and the remaining 75% of the shares vesting and becoming exercisable on a quarterly basis in 12 equal installments over the following three-year period, subject to continued employment with the Company. Mr. Ryan’s stock options have an exercise price of $42.16 per share which was the closing price of the Company’s common stock on the date of the grant. Mr. Ryan was also granted 35,000 RSUs with vesting in four annual increments of 25% per year, each on the anniversary of the date of grant, subject to continued employment with the Company.

MR. THOMAS’S COMPENSATION PACKAGE

Mr. Thomas joined Insulet on November 5, 2014 as Executive Vice President of Human Resources and Organizational Development. Mr. Thomas brings a broad and deep background of global Human Resources leadership to the Company, having held Human Resources executive positions at numerous organizations where he developed and implemented integrated Human Resources programs to support strategic business transformations and position the organizations for continued growth. To determine his compensation, the Committee considered all of the elements of its compensation decision-making framework described above, including consulting with Radford and reviewing new hire and on-going compensation packages for similar roles at peer group companies, other companies with whom Insulet competes for talent, and targeted survey data, as available.

•	Annual Compensation

Mr. Thomas and the Company entered into an employment arrangement which provides him with an annual cash compensation package, at target, of $544K comprised of 63% base salary ($340K) and 37% incentive compensation (at target - 60% of base salary, or $204K) based on achievement of business results. He receives a housing allowance of $2,500 per month. He is also eligible to receive annual equity grants, as determined by the Committee in its sole discretion.

•	Inducement Grant

Mr. Thomas’s employment offer included a one-time inducement grant valued at $1.2 million, with one-third of the value delivered in stock options and two-thirds of the value delivered in RSUs. On December 1, 2014, Mr. Thomas received a stock option grant of 26,756 shares of the Company’s common stock, with 25% of the shares becoming vested and exercisable on the first anniversary of the date of grant, and the remaining 75% of the shares vesting and becoming exercisable on a quarterly basis in 12 equal installments over the following three-year period, subject to continued employment with the Company. Mr. Thomas’s stock options have an exercise price of $44.00 per share which was the closing price of the Company’s common stock on the date of the grant. Mr. Thomas was also granted 18,182 RSUs with vesting in equal annual increments over three years, each on the anniversary of the date of grant, subject to continued employment with the Company.

MS. DORVAL’S APPOINTMENT

Ms. Dorval was appointed to the role of Chief Financial Officer effective November 6, 2014. Prior to that appointment, she served as the Company’s Vice President, Controller. In that role, she was an instrumental part of the Company’s growth, employing her strong financial acumen and experience in technical accounting and process improvements to strengthen the Company’s Finance and Accounting functions. To determine her compensation, the Committee considered all of the elements of its Compensation Decision-Making framework described above, including consulting with Radford and reviewing new hire and on-going compensation packages for similar roles at peer group companies, other companies with whom Insulet competes for talent, and targeted survey data, as available.

•	Appointment and Annual Compensation

As a result of Ms. Dorval’s appointment to the Chief Financial Officer role, The Committee increased her base salary of $225K in her prior role to $300K. In addition, her annual incentive target increased from 30% to 50% of her base salary. These changes resulted in an annual cash compensation package, at target, of $450K comprised of 67% base salary and 33% incentive compensation (at target - 50% of base salary, or $150K) based on achievement of business results. Ms. Dorval’s compensation with her appointment included a one-time equity grant with a value of $500,000, with one-third of the value delivered in stock options and two-thirds of the value delivered in RSUs. On December 1, 2014, she received a stock option grant of 11,148 shares of the Company’s common stock, with 25% of the shares becoming vested and exercisable on the first anniversary of the date of grant, and the remaining 75% of the shares vesting and becoming exercisable on a quarterly basis in 12 equal installments over the following three-year period, subject to continued employment with the Company. Ms. Dorval’s stock options have an exercise price of $44.00 per share which was the closing price of the Company’s common stock on the date of the grant. She was granted 7,576 RSUs with vesting in equal annual increments over three years, each on the anniversary of the date of grant, subject to continued employment with the Company. She remains eligible to receive annual equity grants, as determined by the Committee in its sole discretion.

TRANSITION OF FORMER NEOS

MR. DESISTO’S SEPARATION

Mr. DeSisto terminated employment on September 16, 2014, at which time he and the Company entered into a separation agreement. Under the agreement, Mr. DeSisto received:

•

Salary continuation payments equal to two-times the amount of his base salary of $500K (total value of $1M) less applicable deductions and withholdings, payable in accordance with the Company’s payroll practice in substantially equal installments over 24 months.

•	Continuation of benefits in the form of payment of health, dental, and life premiums to the same extent as if he had remained employed over the 24 month salary continuation period.
•	Reimbursement for outplacement services not to exceed $15,000, provided that expenses are incurred within 12 months of the separation date.
•

Payment of an amount equal to his pro-rated annual target cash incentive ($314,550) under the Company’s 2014 bonus program, payable in accordance with the Company’s payroll practice in substantially equal installments over 24 months.

•

Accelerated vesting of time-based stock options and RSUs such that all outstanding options and RSUs became fully vested on the separation date with an exercise period equal to the earlier of the expiration of the term of each grant or 12 months following the separation date. Outstanding PRSUs granted based on the achievement of the 2014 revenue target remained outstanding subject to the achievement of such performance target. The performance metric for these shares was not achieved and they were subsequently cancelled by the Board of Directors.

•	Reimbursement for attorney fees of up to twenty thousand dollars ($20,000) in connection with his separation agreement.

Under the agreement, Mr. DeSisto provided the Company with an irrevocable and unconditional release and remains subject to the terms of the restrictive covenants regarding non-competition, nonsolicitation, confidentiality, and related matters.

MR. ROBERTS’S SEPARATION

Mr. Roberts terminated from his position as Chief Financial Officer at Insulet effective November 6, 2014 and provided transition support through December 31, 2014, the effective date of his termination of employment. The Company entered into a separation agreement with Mr. Roberts effective November 13, 2014, pursuant to which Mr. Roberts received:

•

Salary continuation payments equal to one year of his base salary of $343,000 less applicable deductions and withholdings, payable in accordance with the Company’s payroll practice in substantially equal installments over 12 months.

•

Medical, dental and life insurance benefits continuation and contributions to the same extent that such insurance is provided to any employee of the Company in conjunction with COBRA benefits until the earlier of (i) 12 months from the separation date, (ii) the date Mr. Roberts becomes eligible for health insurance through another employer and (iii) the date that he otherwise becomes ineligible for COBRA.

•	Reimbursement for outplacement services not to exceed $15,000.
•

Payment of an amount equal to his annual target cash incentive of $205,800 under the Company’s 2014 bonus program, payable in accordance with the Company’s payroll practice in substantially equal installments over 12 months.

Under the agreement, Mr. Roberts provided the Company with an irrevocable and unconditional release and remains subject to the terms of the restrictive covenants regarding non-competition, nonsolicitation, confidentiality, and related matters.

2014 COMPENSATION PROGRAM ELEMENTS AND ACTIVITIES

Our executive compensation program primarily consists of base salary, annual cash-based performance incentives, long-term equity incentive compensation and broad-based benefits programs. Executive compensation programs are designed to achieve the objectives and employ the decision-making principles described above. In particular, we place significant emphasis on performance-based incentive compensation that focuses our executives’ efforts on delivering short-term and long-term value for our shareholders without encouraging excessive risk taking. Specific amounts of compensation delivered to our NEOs in 2014, both targeted and realized, were based upon the following factors:

•	performance in 2014 as measured against predetermined Company and individual performance goals;
•	competitive benchmarking, as described above;
•	the roles, responsibilities, and expected contributions from each executive;
•	contractual commitments made to executives regarding compensation.

BASE SALARIES

Base salary is the fixed amount provided to each executive in return for performance of core job responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries are established at the time of hire based on factors described in the compensation decision-making section above. They are then reviewed on an annual basis relative to competitive benchmarking, position scope, and performance and contributions for the prior year. The annualized 2014 (and 2013, as applicable) base salaries for Insulet’s NEOs are as follows:

Name	Title	FY2014 Base Salary(1)	FY2013 Base Salary
Patrick Sullivan	President and CEO	$650,000	---
Allison Dorval(2)	Chief Financial Officer	$300,000	$216,000
William Patrick Ryan	Chief Operating Officer	$375,000	---
Bradley Thomas	Executive VP, HR & Org Dev	$340,000	---
Peter Devlin	Chief Commercial Officer	$318,000	$308,000
Duane DeSisto	Former President and CEO	$500,000	$454,000
Brian Roberts	Former Chief Financial Officer	$343,000	$333,000

1) Annualized base salary as of the last day of FY2014 or the last date of employment in FY2014.

2) Ms. Dorval’s annualized base salary for FY2013 was for her role as Vice President, Controller. She received a merit increase on 2/23/2014 bringing her annual base salary to $225,000 prior to her appointment to CFO in November, 2014.

In 2014, we increased the annual base salaries of our NEOs as follows:

•

Ms. Dorval’s salary at the end of 2013 was $216,000. She received a merit increase of 4.2% on February 23, 2014, bringing her salary to $225,000. Her salary was increased 33% to $300,000 upon her appointment to Chief Financial Officer on November 6, 2014.

•	Mr. Devlin’s salary increased 3.2% from $308,000 to $318,000.
•	Mr. Roberts’s salary increased 3% from $333,000 to $343,000.
•

Mr. DeSisto’s salary increased 9% from $454,000 to $500,000. Mr. DeSisto’s increase was inclusive of a market adjustment targeted to bring his base salary level closer to the targeted market median competitive base salary for his role, as provided in the Annual Executive Compensation Assessment from the Committee’s independent consultant. The adjustment brought his base salary from 80% to 88% of the market median.

The base salaries for Messrs. Sullivan, Ryan, and Thomas were determined upon hire in 2014.

ANNUAL CASH PERFORMANCE INCENTIVE

Our executives participate in an annual cash performance incentive plan under which they are eligible to receive a cash incentive based upon their performance as measured against predetermined incentive goals for the fiscal year. The plan is designed to provide the executives with performance incentives in the form of competitive cash compensation opportunities for achieving specified results. The plan is reviewed and approved by the Compensation Committee early in the fiscal year and measured and paid on an annual basis.

An annual incentive target is established for each NEO and expressed as a percentage of base salary. These targets are established at levels that represent a meaningful portion of the executive’s total cash compensation and are based upon a review of incentive targets and total cash compensation in the Annual Executive Compensation Assessment. The annual targets for NEOs range from 50% to 100% of base salary and create performance incentives by putting a significant portion of annual earnings opportunities at risk and payable only upon the achievement of the plan’s objectives. The plan is intended to pay executives at target upon the full achievement of target performance of corporate and individual objectives. Under the plan, executives may earn between 0% and 150% of their target incentive based upon achievement relative to plan measures. The maximum award increased from 125% in 2013 to 150% in the 2014 plan to be more consistent with market practice and to better leverage the plan to incent outstanding performance with the potential for increased payout levels for exceptional achievement. Following are the incentive targets as a percentage of base salary for the NEOs:

Name	Title	FY 2014 Incentive Target as % of Base Salary
Patrick Sullivan	President and CEO	100%
Allison Dorval	Chief Financial Officer	50%
William Patrick Ryan	Chief Operating Officer	60%
Bradley Thomas	Executive VP, HR & Org Dev	60%
Peter Devlin	Chief Commercial Officer	50%
Duane DeSisto	Former President and CEO	90%
Brian Roberts(1)	Former Chief Financial Officer	60%

1) Mr. Roberts’s incentive target was increased from 50% of base salary in FY2013 to 60% of base salary in 2014.

PLAN DESIGN

The 2014 plan design largely mirrored the 2013 plan. The plan was comprised of two components and a weighting was assigned to each component for the plan’s participants. The first component was performance relative to corporate measures. The corporate measures were selected by the Committee as representative measures of overall corporate performance for the fiscal year. The quantitative corporate measures in the 2014 plan consisted of:

•	annual revenue;
•	earnings before interest and taxes (“EBIT”);
•	annual customer retention rate.

At the beginning of the plan year, a performance scale was created for each measure, defining threshold, target, and maximum levels of achievement, and the associated level of payout for each. Target performance is set at a level that we believe is achievable with an expectation of strong performance throughout the year. Threshold and maximum achievement levels are determined in relation to target and provide correspondingly lesser or greater incentive payments.

The second component of the plan is based on the achievement of qualitative management objectives set for each NEO. The objectives for each NEO were established based upon the individual’s role and key priorities for their respective area of management responsibility.

PLAN RESULTS AND PAYOUT

Plan results were determined by the Compensation Committee in conjunction with the completion of the audit of our 2014 financial statements and assessment of 2014 business results. On the financial measures, our 2014 revenue goal was $300 million and our 2014 EBIT goal was $10.3 million. The Compensation Committee determined that each NEO earned 50% of that portion of his/her bonus tied to revenue, based on a result of $288.7 million, and 58% of that portion of his/her bonus tied to EBIT, based on a result of $5.8 million. Our annual customer retention rate target of 91% was met, making the earned portion of that component 100%. Individual payments were then determined by the Committee based upon the weightings assigned to each component of the plan and the individual results of each executive, as described below:

•

Mr. Sullivan - Mr. Sullivan’s targeted payout was 100% of his base salary, pro-rated based upon his hire date of September 17, 2014. His pro-rated target was $187K. In determining Mr. Sullivan’s incentive payout, the Committee considered his ability to influence 2014 performance relative to plan metrics, as well as his individual performance and contributions in the fourth quarter of 2014. Based upon its assessment of qualitative performance measures, specifically, Mr. Sullivan’s 2014 activities re-setting business strategies, priorities, and performance expectations, the Committee awarded Mr. Sullivan a total bonus of $187K, equal to 100% of his pro-rated target.

•

Mr. Thomas - Mr. Thomas’s targeted payout was 60% of his base salary, pro-rated based upon his hire date of November 5, 2014. His pro-rated target was $34K. In determining Mr. Thomas’s incentive payout, the Committee considered his individual performance relative to qualitative performance measures, specifically, Mr. Thomas’s activities partnering with Mr. Sullivan to manage the leadership transition and recruit a team of top leadership talent to advance the organization. Based upon the Committee’s assessment of Mr. Thomas’s achievement and results, he was awarded a bonus of $51K, equal to 150% of his pro-rated target.

•

Ms. Dorval - Ms. Dorval’s targeted payout was 50% of her base salary, pro-rated based upon her appointment to the Chief Financial Officer role on November 6, 2014. Her pro-rated bonus target was $119K, weighted 50% on corporate achievement and 50% on individual performance of assigned objectives. Ms. Dorval had 20%, 20%, and 10% of her target tied to corporate revenue, EBIT, and retention, respectively. Her individual objectives were based upon the role she held as Vice President, Controller for the majority of 2014. Those objectives were focused on fiscal management including DSO (Days Sales Outstanding), investor relations, convertible debt and tax strategy. The Committee determined that she met a portion of her performance objectives for the performance year. Ms. Dorval was awarded a total bonus of $79.6K, equal to 67% of her pro-rated target.

•

Mr. Ryan - Mr. Ryan’s targeted payout was 60% of his base salary. His bonus target was $225K, weighted 60% on corporate achievement and 40% on individual performance of assigned objectives. Mr. Ryan had 25%, 25%, and 10% of his target tied to corporate revenue, EBIT, and retention, respectively. Mr. Ryan’s individual objectives for his first year with the organization were focused on assessing and increasing organizational capabilities in product development and manufacturing/supply chain management. The Committee determined that he exceeded his individual performance objectives for the year. Mr. Ryan was awarded a total bonus of $225K, equal to 100% of his target.

•

Mr. Devlin - Mr. Devlin’s targeted payout was 50% of his base salary. His bonus target was $159K, weighted 70% on corporate achievement and 30% on individual performance of assigned objectives. He had 35%, 25%, and 10% of his target tied to corporate revenue, EBIT, and retention, respectively. His individual objectives were focused on commercial initiatives including sales force expansion, product shipments, and marketing campaigns. The Committee determined that he met a portion of his individual performance objectives. Mr. Devlin was awarded a total bonus of $107K, equal to 67% of his target.

•

Mr. DeSisto - Mr. DeSisto’s targeted payout under the 2014 incentive plan was 90% of his base salary. Mr. DeSisto separated from the Company effective September 16, 2014. Per his separation agreement, he received a payment of $314,550, which is equal to his annual target incentive under the plan pro rated based on the number of days Mr. DeSisto was employed in 2014.

•

Mr. Roberts - Mr. Roberts’s targeted payout under the 2014 incentive plan was 60% of his base salary. Mr. Roberts terminated as Chief Financial Officer effective November 6, 2014 and his employment with the Company terminated effective December 31, 2014. Per his separation agreement he received a payment of $205,800, equal to his annual target incentive under the plan.

LONG-TERM INCENTIVE COMPENSATION

The Company provides NEOs with long-term incentive compensation opportunities in the form of equity programs including stock options, RSUs and performance shares as part of our total compensation package. Equity compensation represents a significant portion of total executive compensation opportunities and directly aligns the interests of our executives and our shareholders. The components of our long-term incentive compensation programs are described below.

STOCK OPTIONS

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are granted based upon performance and have generally vested over four years, beginning with one-fourth vesting on the first anniversary of the date of grant, then vesting pro-rata monthly or quarterly thereafter, subject to continued service with us through the applicable vesting date. Since the closing of our initial public offering in May 2007, stock option awards have generally been made pursuant to our 2007 Stock Option and Incentive Plan, as amended.

Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, which is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a price other than the fair market value of our common stock on the grant date.

We have generally granted all of our stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option.

RESTRICTED STOCK UNITS

Beginning in 2010, we modified our annual long-term equity incentive compensation structure by reducing the number of shares awarded as stock options and instead began issuing a portion of long-term equity incentive compensation in the form of RSUs. RSUs are contractual rights to receive shares of our common stock when and if the RSUs vest. The RSUs awarded to our NEOs on or before February 28, 2014 vest in equal annual installments on each of the first four anniversaries of their date of grant, subject to continued employment with the Company. Beginning on March 1, 2014, the vesting period for newly awarded RSUs for our NEOs, and all other employees, was changed from four years to three years. Any RSUs granted to our NEOs on or after this date vest in equal installments on each of the first three anniversaries of the date of grant. This change was made to enhance and differentiate the Company’s competitive position in recruiting executive and technical talent in the market environment in which we compete for talent.

For federal income tax purposes, the executive will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.

PERFORMANCE BASED RESTRICTED STOCK UNITS

Beginning in 2013, the Compensation Committee added PRSUs as a component in the annual delivery of long-term equity incentive compensation. PRSUs are earned and delivered only when selected performance measures are met, directly aligning their delivery with the delivery of shareholder value. Performance metrics are established at the beginning of the fiscal year and awards are earned following the close of the fiscal year and review of results versus performance metrics. The Committee determined that an annual metric was appropriate to directly align and focus the efforts of executives on the most important goal of delivering revenue growth and shareholder value in the form of revenue achievements. The Committee will continue to evaluate the effectiveness of the PRSUs and future design considerations will include both short-term and long-term performance metrics that align directly with shareholder interests. When earned, PRSUs vest in equal installments over a three year period, subject to continued employment with the Company.

•	2013 Awards

The Company’s first PRSU grant was made on March 1, 2013. Delivery of the PRSUs was based on a performance scale relative to revenue metrics. On February 12, 2014, the Compensation Committee determined that the performance share metrics were achieved and the target level of performance share awards was earned by each participant, subject to the vesting schedule described above.

•	2014 Awards

On March 3, 2014, the Company granted PRSUs to its NEOs as an incentive for meeting and exceeding targeted revenue for the fiscal year. Any potential delivery of the PRSUs was based on a performance scale relative to revenue achievement. On February 9, 2015, the Compensation Committee determined that the performance share metrics were not met. The outstanding PRSUs were cancelled and returned to the share pool.

2014 LONG-TERM INCENTIVE GRANTS

Long-term incentives are typically granted at the time of hire or appointment, and on an annual basis, pursuant to the annual competitive benchmarking reviewed and considered by the Committee. Grants are typically awarded based on a total target value and delivered via a combination of stock options, RSUs and PRSUs. We consider a number of factors in determining the method of delivery mix of stock options, RSUs and PRSUs, total value, and share equivalent quantity of equity grants to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;
•	the vesting schedule of the unvested stock options and RSUs held by our executives;
•	the amount and percentage of our total equity on a diluted basis held by our executives;
•	market reference points from our executive compensation comparison group on long-term incentive compensation;
•	negotiations with our executives in connection with their initial employment;
•	the value of long-term incentives in attracting and retaining the caliber of executive talent to advance the organization in the interest of our shareholders.

On March 3, 2014, we granted the following annual awards to executives using the long-term incentive compensation program components described above. In each case, the exercise price of the option was equal to the closing price of our Common Stock on the date of grant, which was $47.32 per share. The stock options vest over four years, beginning with one-fourth vesting on the first anniversary of the date of grant, then vesting pro-rata quarterly for twelve quarters thereafter, subject to continued employment with the Company. The RSUs and PRSUs vest over three years, in equal installments over the first three anniversaries of the grant date. The PRSUs are not considered earned unless the established performance metrics are met.

Name	Title	Number Stock Options Granted	Number RSUs Granted	Number PRSUs Granted(1)	Number PRSUs Cancelled(1)
Patrick Sullivan(2)	President and CEO	---	---	---	---
Allison Dorval(3)	Chief Financial Officer	4,000	8,000	---	---
William Patrick Ryan(4)	Chief Operating Officer	---	---	10,000	10,000
Bradley Thomas(5)	Exec VP, HR & Org Dev	---	---	---	---
Peter Devlin	Chief Commercial Officer	6,500	10,000	7,500	7,500
Duane DeSisto	Former President and CEO	29,500	44,000	35,500	35,500
Brian Roberts	Former CFO	8,500	13,000	10,000	10,000

1) 2014 PRSUs represents the target number of RSUs to be delivered if performance metrics were achieved. These awards were subsequently cancelled pursuant to the Board’s determination on 2/9/2015 that the performance measures were not achieved.

2) Mr. Sullivan was not employed by Insulet on the date of grant.

3) Ms. Dorval’s grants were based on her role as VP, Controller, and, as such, she was not eligible for PRSUs in 2014.

4) Mr. Ryan was not eligible to receive stock options or RSUs based on his hire date of 1/21/2014, but he did participate in the 2014 PRSU grant.

5) Mr. Thomas was not employed by Insulet on the date of the grant.

BROAD-BASED BENEFIT PROGRAMS

All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.

SEVERANCE AND CHANGE-IN-CONTROL PROGRAMS

We believe that providing our executive leadership with clearly defined post-employment compensation arrangements serves the interests of the organization in the form of business continuity during leadership transitions and supports our ability to recruit the highest caliber of executive talent in the competitive marketplace. Our severance program also enhances our ability to mitigate risk for candidates concerned with risk regarding possible M&A transactions.

Our Executive Severance Plan was established on May 8, 2008, amended and restated on November 14, 2008, further amended and restated on December 16, 2010, and most recently amended on February 1, 2015. The Plan provides for certain severance and change-in-control benefits to all of our executive officers.

In 2014, all NEOs participated in the Executive Severance Plan, as amended and restated on December 16, 2010. Under that plan, in the event that any of our NEOs’ employment is terminated by us without “cause” or the NEO resigns for “good reason” during the 24-month period following the occurrence of a “change-in-control”, each as defined in the such Plan (each such event, a “Terminating Event”), the executive will be entitled to an amount equal to 12 months of his or her base salary, with the exception of Mr. DeSisto (and subsequently, Mr. Sullivan in his role as Chief Executive Officer) who was entitled to and received an amount equal to 24 months of his base salary. If the NEO’s employment is terminated under this provision prior to a change-in-control, such amounts are payable over 12 months (24 months in the case of Mr. DeSisto or his successor, Mr. Sullivan). If the NEO’s employment is terminated under this provision after a change-in-control, such amounts are payable in a lump sum. Additionally, these NEOs will be entitled to a pro-rata bonus, at target, continued health, dental and life insurance coverage for 12 months following termination (or 24 months in the case of Mr. DeSisto and his successor, Mr. Sullivan), reimbursement for outplacement services not to exceed $15,000, provided that such expenses are incurred by the executive within 12 months of the termination, and payment for any accrued unused vacation time. If the Terminating Event occurs on or within 24 months after a change-in-control, all outstanding stock options and other stock based awards held by the NEO shall immediately accelerate and become fully exercisable and nonforfeitable as of such termination.

Notwithstanding the foregoing, our obligation to make these severance payments to any of the NEOs was subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under the executive’s non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

In 2014, the Company adopted double-trigger vesting requirements with respect to the acceleration of equity awards following a change-in-control. All equity awards made on or after October 1, 2014 are subject to this double-trigger requirement. Acceleration of equity may occur as a result of a termination without cause or for good reason during the 24-month period following the occurrence of a change-in-control. Good reason is a material diminution of responsibilities, authority or duties, or a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees) or the relocation of the Company to a location more than 50 miles from its current offices. For grants made prior to October 1, 2014, in the instance that the termination occurs within 24 months after the effective date of a change-in-control, all outstanding stock options and other stock-based awards held by the executive will accelerate to become fully exercisable or nonforfeitable as of the executive’s termination date.

Effective February 1, 2015, the Compensation Committee approved and adopted a further amended and restated Executive Severance Plan. Under the February 1, 2015 Plan, the benefit for Vice Presidents was amended to include a payment equal to the higher of the executive’s target or last annual bonus. The increased benefit was deemed necessary during the period of leadership transition and given an extremely competitive recruiting environment. It is consistent with recruiting efforts targeting the highest caliber of executive talent with the capabilities to move the organization forward in the interest of the shareholders.

OTHER AGREEMENTS

Each of our NEOs has entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us, which provide for protection of our confidential information, assignment to us of intellectual property developed by our executives and enforces non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of 12 months thereafter.

For a detailed description of potential payments based upon the terms above, see the sections below entitled “Discussion of Summary Compensation and Grants of Plan Based Awards Tables — Amended and Restated Executive Severance Plan” and “Potential Payments Upon Termination or Change-in-Control.”

RECOUPMENT (CLAWBACK) POLICY

In 2014, we further strengthened the alignment of our executive compensation programs with shareholder interests by instituting a Policy for Recoupment of Incentive Compensation, as adopted by the Board of Directors on October 27, 2014. The policy states that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, then the Compensation Committee may require any Covered Officer to repay to the Company that part of the Incentive Compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. Incentive Compensation is defined as annual cash bonus and long-term equity incentive compensation (i.e., both employee stock options and RSUs).

Under the Policy, the Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested RSUs and/or cash repayment.

The Policy will be amended to conform with the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once rules implementing such requirements are finalized.

POLICY GOVERNING STOCK OWNERSHIP

The Board of Directors has adopted a policy requiring all directors and executive officers to own a minimum level of the Company’s common stock, subject to a phase-in period. The policy mandates that directors own common stock with a value at least equal to three times their annual retainer. For executive officers, the CEO must own common stock with a value at least equal to three times his base salary and the other executives must own common stock with a value equal to their base salaries. Subject to the phase-in requirements, all of the directors and executive officers are in compliance with this policy.

2014 SAY-ON PAY VOTE

The Company provides its shareholders with the opportunity to cast an advisory vote to approve the compensation of our NEOs. In evaluating our 2014 executive compensation program, the Compensation Committee considered the result of the shareholder advisory (“say-on-pay”) vote on our executive compensation for 2013, which was approved by over 98% of the votes cast. The Compensation Committee believes that the shareholders, through this advisory vote, affirmed their support for the compensation philosophies and practices of our Company. To further align the Company’s compensation programs with shareholder interests, the Compensation Committee instituted the Recoupment Policy described above. The Compensation Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for the NEOs. We will hold a say-on-pay vote on an annual basis until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2017 Annual Meeting of Stockholders.

COMPENSATION RELATED RISK ASSESSMENT

The Compensation Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Compensation Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of our executive compensation plans and policies:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;
•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;
•

The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the executives’ interests align with those of its stockholders for the long-term performance of the Company. The performance-based earning and time-based vesting of the PRSU awards combine to align these awards with shareholder interests;

•

Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based bonus plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking;

•

A majority of the payouts under the Company’s bonus plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s bonus plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking.

CONCLUSION

The Compensation Committee is confident that the NEOs of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company in the interests of our shareholders and that the compensation policies and programs we have implemented and administered have contributed and will continue to contribute towards achieving that goal.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Sally Crawford (Chair)

Timothy Scannell

Joseph Zakrzewski

EXECUTIVE COMPENSATION SUMMARY TABLES

The following table presents information with respect to compensation to our NEOs for the years ended December 31, 2014, 2013 and 2012. Descriptions of our philosophy, objectives, compensation oversight, decision-making process, program elements, and activities are provided above in the Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
Patrick Sullivan(3)	2014	$182,500		-	-		$11,000,000		$187,000	$3,750		$11,373,250
President and Chief Executive Officer

Allison Dorval(4)	2014	$242,596		-	$711,904		$283,965		$79,600	$7,800		$1,325,865
Chief Financial Officer
William Patrick Ryan(5)	2014	$353,365		$100,000	$1,948,800		$742,047		$225,000	$25,889		$3,395,101
Chief Operating Officer
Bradley Thomas(6)	2014	$49,692		-	$800,008		$413,268		$51,000	$5,591		$1,319,559
Executive Vice President,
Human Resources &
Organizational Development
Peter Devlin(7)	2014	$328,308		-	$828,100		$180,884		$106,851	$7,800		$1,451,943
Chief Commercial Officer	2013	$306,269		-	$790,920		$117,415		$138,523	$7,650		$1,360,777
	2012	$297,923		-	$421,080		$263,318		$104,052	$7,500		$1,093,873
Duane DeSisto	2014	$370,000	(8)	-	$5,415,840	(9)	$1,006,557	(10)	-	$1,421,661	(11)	$8,214,058
Former President and	2013	$448,423		-	$2,808,000		$417,725		$403,152	$7,650		$4,084,950
Chief Executive Officer	2012	$422,981		-	$1,339,800		$835,251		$245,758	$7,500		$2,851,290
Brian Roberts(12)	2014	$358,227		-	$1,088,360		$236,318		-	$619,149		$2,302,054
Former Chief	2013	$330,404		-	$1,170,000		$209,246		$166,500	$7,650		$1,883,800
Financial Officer	2012	$317,952		-	$478,500		$299,076		$136,189	$7,500		$1,239,217

Notes:

(1) These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC 718-10”), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 13 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2014. These amounts do not represent the actual amounts paid to or realized by directors for these awards during the years ended December 31, 2014, 2013, and 2012.

(2) Amounts listed reflect the amounts of the annual cash incentive bonuses awarded to the NEOs as described above under “-Compensation Discussion and Analysis - Annual Cash Performance Incentive.” Payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2014 bonus was paid in fiscal 2015, the 2013 bonus was paid in fiscal, 2014 and the 2012 bonus was paid in fiscal 2013.

(3) Mr. Sullivan was hired as our Chief Executive Officer on September 17, 2014. Mr. Sullivan’s “Option Awards” above is comprised of his new hire option grant on 10/1/14 and the related make-up award, which was issued on 3/2/2015. Consequently, the exercise price of $36.81 per share on the make-up award portion is greater than the closing price of the common stock on the date of the grant, which was $32.51 per share. These grants are described in the “Compensation Discussion and Analysis” section - “Compensation for NEOs Hired or Appointed in 2014”. The combined value of the 10/1/2014 and 3/2/2015 grant is equal to the $11M equity compensation value defined in his employment agreement. The “All Other Compensation” column for Mr. Sullivan represents $3,750 in matching contributions paid by the Company on behalf of Mr. Sullivan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(4) Ms. Dorval was promoted into the Chief Financial Officer role effective November 6, 2014. The “All Other Compensation” column for Ms. Dorval represents $7,800 in matching contributions paid by the Company on behalf of Ms. Dorval into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(5) Mr. Ryan joined Insulet on January 21, 2014. His “Bonus” column reflects a $100,000 signing bonus. The “All Other Compensation” column for Mr. Ryan includes relocation expense of $18,089 and $7,800 in matching contributions paid by the Company on behalf of Mr. Ryan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(6) Mr. Thomas joined Insulet on November 5, 2014. The “All Other Compensation” column for Mr. Thomas represents $5,198 for his housing allowance and $392 in matching contributions paid by the Company on behalf of Mr. Thomas into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(7) The “All Other Compensation” column for Mr. Devlin represents $7,800 in matching contributions paid by the Company on behalf of Mr. Devlin into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(8) Mr. DeSisto terminated effective 9/16/2014. The amount of base salary paid to him through his 9/16 separation date is shown in the “Salary” column.

(9) Mr. DeSisto’s “Stock Awards” column reflects the value of awards made to Mr. DeSisto in 2014 as well as the incremental fair value, due to acceleration, of the RSUs that were accelerated under his separation agreement. On 3/3/2014, Mr. DeSisto was awarded 44,000 RSUs with an aggregate value of $2,082,080 and 35,500 PRSUs with a target value of $1,679,860, contingent upon the Company meeting revenue metrics (the PRSUs were cancelled by the Board on 2/9/2015 as performance targets were not achieved). The incremental fair value associated with the Company’s acceleration of the vesting of 164,000 shares of common stock underlying Mr. DeSisto’s pre-2014 RSU awards results in an incremental fair value, in aggregate, of $1,653,900.

(10) Mr. DeSisto’s “Option Awards” column reflects the value of grants made to Mr. DeSisto in 2014 as well as the incremental fair value, due to acceleration, of the options accelerated under his separation agreement. On 3/3/2014, Mr. DeSisto granted 29,500 options with an aggregate value of $818,050. The incremental fair value associated with the Company’s acceleration of the vesting of 83,875 shares of common stock underlying Mr. DeSisto’s pre-2014 stock options results in an incremental fair value, in aggregate, of $188,508 in 2014. The incremental fair value of the modified options is the fair value of the modified options on the date of modification less the fair value of the options on the date of grant.

(11) Mr. DeSisto’s “All Other Compensation” column is comprised of the following amounts that he is entitled to based on his separation agreement: severance of two-times his annual base salary equal to $1 million, a pro-rated bonus for 2014 at $314,550, unused and accrued vacation paid out upon separation at $22,041, benefits continuation for 24 months at $42,270, outplacement services at $15,000, and attorney fees associated with his separation at $20,000. This number also includes $7,800 in matching contributions made by the Company on behalf of Mr. DeSisto into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(12) Mr. Roberts terminated from Insulet effective 12/31/2014. The “All Other Compensation” column for Mr. Roberts is comprised of the following amounts that he is entitled to based on his separation agreement: severance of one-times his annual base salary equal to $343,000, a bonus payment at his target of $205,800 for 2014, unused and accrued vacation paid out upon separation at $19,788, benefits continuation for 12 months at $27,761, and outplacement services at $15,000. This number also includes $7,800 in matching contributions made by the Company on behalf of Mr. Roberts into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2014 to the NEOs.

2014 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Patrick Sullivan(4)		$93,500	$187,000	$280,500
	10/1/2014								499,468	$36.81	$6,247,365
	3/2/2015								379,966	$36.81	$4,752,635
Allison Dorval		$59,400	$118,800	$178,200
	3/3/2014							8,000	4,000	$47.32	$490,336
	12/1/2014							7,576	11,148	$44.00	$505,534
William Patrick Ryan		$112,500	$225,000	$337,500
	2/3/2014							35,000	30,000	$42.16	$2,217,647
	3/3/2014				5,000	10,000	15,000				$473,200
Bradley Thomas		$17,000	$34,000	$51,000
	12/1/2014							18,182	26,756	$44.00	$1,213,276
Peter Devlin		$79,500	$159,000	$238,500
	3/3/2014							10,000	6,500	$47.32	$654,084
	3/3/2014				4,000	7,500	11,250				$354,900
Duane DeSisto(5)		$157,275	$314,550	$471,825
	3/3/2014							44,000	29,500	$47.32	$2,900,130
	3/3/2014				18,000	35,500	53,250				$1,679,860
Brian Roberts(6)		$102,900	$205,800	$308,700
	3/3/2014							13,000	8,500	$47.32	$851,478
	3/3/2014				5,000	10,000	15,000				$473,200

(1) “Estimated Future Payouts Under Equity Incentive Plan Awards” represents the range of PRSUs awards made on 3/3/14 with vesting based upon the achievement of revenue metrics. The Board determined that the revenue metrics were not achieved and the PRSUs were cancelled and returned to the pool. The fair value is shown as of the grant date, assuming the target number of PRSUs was earned.

(2) The exercise price of all stock options granted under our 2007 Plan is equal to the closing price of the common stock on the date of the grant.

(3) These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC 718-10”), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 13 to our consolidated financial statements included in our Annual Report on our Form 10-K for the year ended December 31, 2014. These amounts do not represent the actual amounts paid to or realized by executives for these awards during the years ended December 31, 2014, 2013, and 2012.

(4) Mr. Sullivan was hired as our Chief Executive Officer on September 17, 2014. Mr. Sullivan’s “Underlying Options” above is comprised of his new hire option grant on 10/1/14 and the related make-up award, which was issued on 3/2/2015. Consequently, the exercise price of $36.81 per share on the make-up award portion is greater than the closing price of the common stock on the date of the grant, which was $32.51 per share. These grants are described in the “Compensation Discussion and Analysis” section — “Compensation for NEOs Hired or Appointed in 2014”. The combined value of the 10/1/2014 and 3/2/2015 grant is equal to the $11M equity compensation value defined in his employment agreement.

(5) Mr. DeSisto terminated employment on September 16, 2014, and received his pro-rated Non-Equity Incentive Plan target of $314,550 as part of his separation pay.

(6) Mr. Roberts terminated employment on December 31, 2014, and received his Non-Equity Incentive Plan target of $205,800 as part of his separation pay.

DISCUSSION OF SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.” Certain material items are described below.

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2014 for each of the NEOs.

2014 OUTSTANDING EQUITY AWARDS AT YEAR END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)(3)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Patrick Sullivan(4)	10/1/2014	124,867	374,601	$36.810	10/1/2024
	3/2/2015	94,992	284,975	$36.810	3/2/2025
Allison Dorval	2/26/2009	5,000	-	$6.830	2/26/2019
	3/1/2010	10,000	-	$15.160	3/1/2020
	3/1/2011	9,375	625	$17.490	3/1/2021
	4/1/2012	6,250	3,750	$19.140	4/1/2022
	3/1/2013	2,625	3,375	$23.400	3/1/2023
	3/3/2014	-	4,000	$47.320	3/3/2024
	12/1/2014	-	11,148	$44.000	12/1/2024
	4/1/2012					5,000	$230,300
	3/1/2013					9,000	$414,540
	3/3/2014					8,000	$368,480
	12/1/2014					7,576	$348,951
William Patrick Ryan	2/3/2014	-	30,000	$42.160	2/3/2024
	2/3/2014					35,000	$1,612,100
	3/3/2014							10,000	$460,600
Bradley Thomas	12/1/2014	-	26,756	$44.000	12/1/2014
	12/1/2014					18,182	$837,463
Peter Devlin	3/1/2010	20,000	-	$15.160	3/1/2020
	3/1/2011	18,750	1,250	$17.490	3/1/2021
	4/1/2012	13,750	8,250	$19.140	4/1/2022
	3/1/2013	3,675	4,725	$23.400	3/1/2023
	3/3/2014	-	6,500	$47.320	3/3/2024
	4/1/2012					11,000	$506,660
	3/1/2013					23,934	$1,102,400
	3/3/2014					10,000	$460,600
	3/3/2014							7,500	$345,450

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)(3)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Duane DeSisto	3/3/2014							35,500	$1,635,130
Brian Roberts	3/5/2009	30,000	-	$5.110	3/5/2019
	3/1/2010	24,000	-	$15.160	3/1/2020
	3/1/2011	21,000	3,000	$17.490	3/1/2021
	4/1/2012	15,625	9,375	$19.140	4/1/2022
	3/1/2013	5,625	9,375	$23.400	3/1/2023
	3/3/2014	-	8,500	$47.320	3/3/2024
	4/1/2012					12,500	$575,750
	3/1/2013					135,590	$6,245,275
	3/3/2014					13,000	$598,780
	3/3/2014							10,000	$460,600

(1) The expiration date for all options is the date that is ten years after the grant date. See “-Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.

(2) Based on a per share price of $46.06, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2014.

(3) Other than set-forth below, each stock option is subject to a four-year vesting period, with 25% of the total award vesting one-year after the grant date with the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.

(4) Mr. Sullivan’s grant awarded 3/2/2015 represents the make-up award to his grant upon hire. The calculation of this grant is described in the “Compensation Discussion and Analysis” section describing Mr. Sullivan’s Compensation Package. These option grants vest with 25% of the shares becoming vested and exercisable on December 31, 2014 and immediately upon grant, respectively, and the remaining 75% of the shares vesting and becoming exercisable on quarterly basis in twelve (12) equal installments over a three-year period, subject to continued employment.

(5) These restricted stock unit awards are subject to a three or four-year vesting period, with the first vest occuring one year after the grant date and the remainder vesting in equal annual installments. Awards made or on before February 28, 2014 are subject to the four-year vesting period, awards made on or after March 1, 2014 are subject to the three-year vesting period, all subject to continued employment.

(6) The performance-based restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to meeting performance targets and continued employment.

2014 OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding option exercises and vesting of stock awards during the year ended December 31, 2014 under our equity incentive plans and the corresponding amounts realized by each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Patrick Sullivan	-	-	-	-
Allison Dorval	-	-	8,834	$420,500
William Patrick Ryan	-	-	-	-
Bradley Thomas	-	-	-	-
Peter Devlin	-	-	22,033	$1,164,785
Duane DeSisto(3)	88,750	$2,201,897	229,834	$8,563,700
Brian Roberts	-	-	28,416	$1,350,833

(1) The aggregate dollar amount realized upon exercise of the options is calculated based upon the difference between the market price for our common stock on The Nasdaq Global Market on the date of exercise and the exercise price of such options.

(2) The aggregate dollar amount realized upon vesting of the RSUs is calculated based on the market price for our common stock on The Nasdaq Global Market on the vesting date.

(3) Per his separation agreement, Mr. DeSisto’s awards were subject to accelerated vesting such that all outstanding options and RSUs became fully vested on his September 16, 2014 termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

During 2008, all pre-existing employment agreements with our NEOs expired, or were terminated, and were replaced on May 8, 2008 with the Executive Severance Plan, which was amended and restated on November 14, 2008, further amended and restated on December 16, 2010, and most recently amended on February 1, 2015. The Amended and Restated Executive Severance Plan provides for certain severance and change-in-control benefits to all of our NEOs.

In 2014, all NEOs participated in the Executive Severance Plan, as amended and restated on December 16, 2010. Under that Plan, in the event that any of our NEOs’ employment is terminated by us without “cause” or the NEO resigns for “good reason” during the 24-month period following the occurrence of a “change-in-control”, each as defined in the such Plan (each such event, a “Terminating Event”), the executive will be entitled to an amount equal to 12 months of base salary, with the exception of Mr. DeSisto (and subsequently, Mr. Sullivan in his role as Chief Executive Officer) who was entitled to and received an amount equal to 24 months of his base salary. If the NEO’s employment is terminated under this provision prior to a change-in-control, such amounts are payable over 12 months (24 months in the case of Mr. DeSisto or his successor, Mr. Sullivan). If the NEO’s employment is terminated under this provision after a change-in-control, such amounts are payable in a lump sum. Additionally, these NEOs will be entitled to a pro-rata bonus, at target, continued health, dental and life insurance coverage for 12 months following termination (or 24 months in the case of Mr. DeSisto and his successor, Mr. Sullivan), reimbursement for outplacement services not to exceed $15,000, provided that such expenses are incurred by the executive within 12 months of the termination, and payment for any accrued unused vacation time. If the Terminating Event occurs on or within 24 months after a change-in-control, all outstanding stock options and other stock based awards held by the NEO shall immediately accelerate and become fully exercisable and nonforfeitable as of such termination.

Notwithstanding the foregoing, our obligation to make these severance payments to any of the NEOs was subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under the executive’s non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

In 2014, the Company adopted double-trigger vesting requirements with respect to the acceleration of equity awards following a change-in-control. All equity awards made on or after October 1, 2014 are subject to this double-trigger requirement. Acceleration of equity may occur as a result of a termination without cause or for good reason during the 24-month period following the occurrence of a change-in-control. Good reason is a material diminution of responsibilities, authority or duties, or a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees) or the relocation of the Company to a location more than 50 miles from its current offices. For grants made prior to October 1, 2014, in the instance that the termination occurs within 24 months after the effective date of a change-in-control, all outstanding stock options and other stock-based awards held by the executive will accelerate to become fully exercisable or nonforfeitable as of the executive’s termination date.

We are not obligated to pay any tax gross-ups or similar amounts to the NEOs with respect to amounts payable to them under the Amended and Restated Executive Severance Plan. Amounts payable to our NEOs under the Amended and Restated Executive Severance Plan will be reduced to an amount that would cause such officer to not be subject to any excise tax under Section 4999 of the Internal Revenue Code, to the extent such officer would benefit on a net after-tax basis by doing so.

If any of our NEOs had been terminated without cause or for good reason during the 24 month period following a change in control, and assuming such termination occurred on December 31, 2014, the approximate value of the severance payments and benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan would have been as follows: Mr. Sullivan - $1,572,871; Ms. Dorval - $448,620; Mr. Ryan - $651,082;, Mr. Thomas - $419,937, Mr. Devlin - $520,198. Also, any remaining unvested options and RSUs granted to such NEO under the 2007 Stock Option and Incentive Plan, as amended, would have ceased vesting on that date.

If any of our NEOs had been terminated for “cause” or if such NEO had terminated their employment for any reason other than “good reason”, on December 31, 2014, the approximate value of the severance benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan for each of the NEO’s would have been $0. Also, any remaining unvested options and RSUs granted to such NEO under the 2000 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan, as amended, would have ceased vesting on that date.

For grants made prior to October 1, 2014, upon a “change-in-control,” each NEO will be entitled to accelerated vesting for 100% of any unvested options granted under the 2007 Stock Option and Incentive Plan, as amended. Further, in the event that, within 24 months following a change-in-control, a NEO’s employment is terminated without cause, he or she experiences a material negative change in his or her compensation or responsibilities or he or she is required to be based at a location more than 50 miles from his or her current work location, any remaining unvested options granted under the 2000 Stock Option and Incentive Plan will become fully vested. “We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction. We believe that this acceleration of vesting will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions. In October 2014, the Company adopted double-trigger vesting requirements with respect to the acceleration of equity awards following a change-in-control. All equity awards made to employees on or after October 1, 2014 are subject to this double-trigger requirement. Acceleration of equity awards granted after October 1, 2014 will only occur as a result of a termination without cause or for good reason during the 24-month period following the occurrence of a change-in-control. Good reason is a material diminution of responsibilities, authority or duties, or a material reduction in base salary (unless such an action is part of an across-the-board salary reduction impacting substantially all management employees) or the relocation of the Company to a location more than 50 miles from its current offices.

If a change-in-control had occurred on December 31, 2014, and on that date each NEO had been terminated without cause or had resigned for good reason, the value of any then unvested equity awards held by each NEO that would vest as a result of such change-in-control and such termination, for each NEO, calculated based on the spread between the exercise price, if any, of the unvested awards and $46.06, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2014, would have been approximately as follows: Mr. Sullivan - $6,101,073, Ms. Dorval - $1,479,569, Mr. Ryan - $1,959,400, Mr. Thomas - $892,580, and Mr. Devlin - $2,096,451.

NON-EMPLOYEE DIRECTOR COMPENSATION

The purpose of the Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber directors who are not employees or officers of the Company. In furtherance of the purpose stated above, all non-employee directors are paid compensation for services provided to the Company as set forth below.

The compensation program for our non-employee directors was updated effective August 1, 2014. Non-employee directors were paid upon the prior program parameters for service and activities through July 31 and under the new program effective August 1, 2014. Both programs are described below:

PROGRAM IN EFFECT JANUARY 1 - JULY 31

Annual Cash Compensation:

•	an annual retainer of $35,000;
•	an additional annual retainer of $30,000 to the Lead Director;
•	an additional annual retainer of $10,000 to the Audit Committee chair;
•	an additional annual retainer of $6,000 to each of the Compensation Committee chair and Nominating and Corporate Governance Committee chair;
•	an additional annual retainer of $7,500 to each of the audit committee members, including the chair of the Audit Committee;
•

an additional annual retainer of $5,000 to each of the Compensation Committee and Nominating and Corporate Governance Committee members, including the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee.

Under this program, cash payments were made monthly in arrears.

Equity Compensation

Under the program in effect through July 31, 2014, upon initial election to our Board of Directors, non-employee directors received a grant of an option to purchase 25,000 shares of our common stock; and an annual grant of an option to purchase 4,000 shares of our common stock and 4,000 RSUs, such grant to be made effective on the first day of the month following our annual stockholders meeting. All options granted to non-employee directors had an exercise price equal to the closing price of our common stock on the date of grant and vested 50% after approximately one year and 25% on each of the second and third anniversaries thereafter subject to continued service as a director. All RSUs granted to non-employee directors awarded prior to June 30, 2014 vest, subject to continued service as a director, in equal annual installments over three years following the date of grant. For federal income tax purposes, the director will generally be deemed to have received compensation income on each RSU vesting date equal to the fair market value of the shares vesting on such date, and the Company will be entitled to a tax deduction for such amount as compensation expense.

PROGRAM IN EFFECT AUGUST 1, 2014 - PRESENT

Annual Cash Compensation:

•	an annual retainer of $45,000;

Committee Chairs (inclusive of Committee member retainers listed below)

•	an additional annual retainer of $40,000 to the Lead Director;
•	an additional annual retainer of $25,000 to the Audit Committee chair;
•	an additional annual retainer of $16,000 to the Compensation Committee chair;
•	an additional annual retainer of $11,000 to the Nominating and Corporate Governance Committee chair;

Committee Members (excluding the Committee Chairs)

•	an additional annual retainer of $12,500 to each of the Audit Committee members;
•	an additional annual retainer of $8,000 to each of the Compensation Committee members;
•	an additional annual retainer of $5,000 to each of the Nominating and Corporate Governance Committee members.

Under the new program, cash payments are made quarterly in arrears. Under the Rules and Conditions for Directors’ Deferred Compensation Program adopted by the Board on October 27, 2014, a director may elect to defer all of his or her cash fees from the Company. Director compensation was not eligible for deferral in 2014 and there were no elections made for deferrals for 2015.

Annual Equity Compensation

On the date of each annual meeting of the Company’s stockholders, each non-employee director who is continuing as a director following the date of such annual meeting shall be granted a combination of nonqualified stock options (NSOs) (comprising 1/3 of the total value of the Annual Award, as defined herein) and RSUs (comprising 2/3 of the total value of the Annual Award), which shall have a total value equal to $165,000 (the “Annual Award”). The NSO portion of the Annual Award shall be issued based on the Black Scholes value of the NSOs on the date of grant, as determined in a manner consistent with the Company’s accounting methodologies. The RSU portion of the Annual Award shall be issued based on the closing sale price of the Company’s common stock on the date of grant. Such NSOs and RSUs shall vest annually over three years (1/2 on April 30th of the first year following the date of grant, 1/4 on April 30th of the second year following the date of grant and 1/4 on April 30th of the third year following the date of grant).

Initial Compensation

Upon his or her initial election to the board, a new director shall receive a combination of NSOs (comprising 1/3 of the total value of the Initial Award, as defined herein) and RSUs (comprising 2/3 of the total value of the Initial Award), which shall have a total value equal to $250,000 (the “Initial Award”). The NSO portion of the Initial Award shall be issued based on the Black Scholes value of the NSOs on the date of grant, as determined in a manner consistent with the Company’s accounting methodologies. The RSU portion of the Initial Award shall be issued based on the closing sale price of the Company’s common stock on the date of grant. Such NSOs and RSUs shall vest annually over three years (1/2 on the first anniversary of the date of grant, 1/4 on the second anniversary of the date of grant and 1/4 on the third anniversary of the date of grant).

The following table sets forth the compensation paid to our non-employee directors during the year-ended December 31, 2014. Directors who are employees of the Company do not receive any compensation for their service as directors.

2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Steven Sobieski	$59,792	$140,440	$82,159	$282,391
Regina Sommer	$59,750	$140,440	$82,159	$282,349
Joseph Zakrzewski	$55,000	$140,440	$82,159	$277,599
Sally Crawford	$57,250	$140,440	$82,159	$279,849
Daniel Levangie	$79,583	$140,440	$82,159	$302,182
John Fallon, M.D.	$44,167	$140,440	$82,159	$266,766
Timothy Scannell(2)	$22,258	$166,657	$83,329	$272,244

1) These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not represent the actual amounts paid to or realized by directors for these awards during the year ended December 31, 2014. As of December 31, 2014, our non-employee directors held options to purchase shares of our common stock and unvested RSUs that had been granted by us as director compensation representing the following number of shares of our common stock: Ms. Crawford — options to purchase 14,000 shares and 7,000 RSUs; Mr. Sobieski — options to purchase 50,845 shares and 7,000 RSUs; Ms. Sommer — options to purchase 48,000 shares and 7,000 RSUs; Mr. Zakrzewski — options to purchase 48,000 shares and 7,000 RSUs; Mr. Levangie — options to purchase 37,000 shares and 7,000 RSUs; Dr. Fallon — options to purchase 33,000 shares and 6,000 RSUs; and Mr. Scannell, options to purchase 3,920 shares and 4,581 RSUs.

(2)	Mr. Scannell joined Insulet’s Board of Directors in August, 2014.

PROPOSAL 2

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. Based on the most recent determination by the Company’s Board of Directors, the Company will include this non-binding, advisory vote in its Proxy Statement each year for at least the next two years. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s named executive officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Executive Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change-in-Control.” You are encouraged to carefully review these sections.

The section of this Proxy Statement titled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s named executive officers:

•	the objectives of the Company’s compensation programs;
•	what the Company’s compensation programs are designed to reward;
•	each element of compensation;
•	why the Company chooses to pay each element of compensation;
•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and
•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.

The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its named executive officers as articulated in the “Compensation Discussion and Analysis” section.

Vote Required; Effect of Vote

The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s named executive officers.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE INSULET CORPORATION

SECOND AMENDED AND RESTATED 2007 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing these people with a direct stake in the Company will assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.

As of March 18, 2015, there were 1,074,166 shares of common stock available for future grants under the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan. On February 25, 2015, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Third Amended 2007 Plan”), to, among other things, increase the aggregate number of shares authorized for issuance under the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan by 5,250,000 shares to 13,785,000 shares of common stock. Adding additional shares to the Third Amended 2007 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Third Amended 2007 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

As of March 18, 2015, there were stock options to acquire 2,776,134 shares of common stock outstanding under our equity compensation plans. In addition, as of March 18, 2015, there were 941,468 unvested full value awards with time-based vesting and 20,667 unvested full value awards with performance vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of March 18, 2015.

SUMMARY OF MATERIAL FEATURES

The material features of the Third Amended 2007 Plan are:

•	The maximum number of shares of common stock available for awards under the Third Amended 2007 Plan is increased by 5,250,000 shares from 8,535,000 shares to 13,785,000 shares;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•

Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the Third Amended 2007 Plan as an award for 2.0 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Third Amended 2007 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool;

•	Stock options and stock appreciation rights will not be re-priced in any manner without stockholder approval;
•	Minimum vesting periods are required for stock options, stock appreciation rights, restricted stock, restricted stock units and performance share awards;
•	Any material amendment to the Third Amended 2007 Plan is subject to approval by our stockholders; and
•	The term of the Third Amended 2007 Plan will now expire on May 13, 2025.

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on March 18, 2015 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Third Amended 2007 Plan is $36,919,085.42. The shares we issue under the Third Amended 2007 Plan will be authorized but unissued shares or shares of common stock reacquired by the Company. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Third Amended 2007 Plan are added back to the shares of common stock available for issuance under the Third Amended 2007 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Third Amended 2007 Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, are not added back to the shares of common stock available for issuance under the Third Amended 2007 Plan.

QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(M)

To ensure that certain awards granted under the Third Amended 2007 Plan to “Covered Employees” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Third Amended 2007 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the common stock; (4) economic value-added; (5) sales or revenue; (6) acquisitions or strategic transactions; (7) establishing contractual relationships; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity, or investment (11) stockholder returns; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expense; (16) margins; (17) operating efficiency (including budgeted spending limits); (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares; and (22) number of customers (including obtaining, retaining and/or supporting a number of customers), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,145,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,145,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $3,000,000 for any performance cycle.

RATIONALE FOR SHARE INCREASE

The Third Amended 2007 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted for the 2012 through 2014 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year:

Share Element	2014	2013	2012
Stock Options Granted	259,920	282,400	485,970
Time-Based Full-Value Awards Granted	352,956	588,875	498,739
Adjusted Full-Value Awards Granted (1)	882,390	1,472,188	1,246,848
Total Awards Granted (2)	1,142,310	1,754,588	1,732,818
Weighted average common shares outstanding during the fiscal year	55,628,542	54,010,887	47,924,324
Annual Burn Rate	2.05%	3.25%	3.62%
Three-Year Average Burn Rate (3)	2.97%	—	—

(1)

In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the total Time-Based Full-Value Awards Granted, subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics we have utilized a full-value award multiplier of 2.5 for purposes of calculating the 2012-2014 three-year average burn rate. This multiplier is the factor that ISS uses to calculate our burn rate, and differs from the 2.0 fungible ratio multiplier that is set forth in the Third Amended 2007 Plan. This does not include the value of full value awards subject to performance-based vesting.

(2)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.

(3)	As illustrated in the table above, our three-year average burn rate for the 2012-2014 period was 2.97%, which is below the ISS industry category burn rate threshold of 5.13%.

If our request to increase the share reserve of the Third Amended 2007 Plan by an additional 5,250,000 shares is approved by stockholders, we will have approximately 6,324,166 shares available for grant after the 2015 annual meeting, which is based on 1,074,166 shares available for grant under the Second Amended and Restated 2007 Stock Option and Incentive Plan on March 18, 2015 and the 5,250,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through our 2018 annual meeting of stockholders.

SUMMARY OF THE THIRD AMENDED 2007 PLAN

The following description of certain features of the Third Amended 2007 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Third Amended 2007 Plan, which is attached hereto as Appendix A.

Plan Administration. The Third Amended 2007 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Third Amended 2007 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant equity awards to employees who are not “executive officers” (as defined in the Securities Exchange Act of 1933, as amended (the “Exchange Act”)) and who are not “officers” (as defined in Rule 16a-1 under the Exchange Act), subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the Third Amended 2007 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 524 individuals are currently eligible to participate in the Third Amended 2007 Plan, which includes 7 executive officers, 511 employees who are not executive officers, and 6 non-employee directors.

Plan Limits.    Stock options or stock appreciation rights with respect to no more than 1,145,000 shares may be granted to any one individual during any one calendar year period. No more than 13,785,000 shares of common stock may be issued in the form of incentive stock options.

Effect of Awards.    For purposes of determining the number of shares of common stock available for issuance under the Third Amended 2007 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 2.0 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share for each share of common stock actually subject to the award.

Stock Options.    The Third Amended 2007 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Third Amended 2007 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ Global Market on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee under certain circumstances.

Options with conditions or restrictions relating to the attainment of performance goals may not become fully vested prior to one year from the date of grant and all other options may not become fully vested prior to three years from the date of grant. These minimum vesting restrictions do not apply to awards granted for up to an aggregate of 10% of the maximum number of shares authorized for issuance under the Third Amended 2007 Plan. In addition, the Compensation Committee may accelerate the vesting of an award in the case of a participant’s termination of service or after the minimum vesting period has expired.

Upon exercise of options, the option exercise price must be paid in full by one of the following methods to the extent provided in the option award certificate: (i) in cash or by certified or bank check; (ii) by delivery (or attestation to the ownership) of shares of common stock that are not then subject to restrictions under any Company plan; (iii) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check; or (iv) with respect to non-qualified options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 13,785,000 shares may be issued in the form of incentive stock options under the Third Amended 2007 Plan.

Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Stock appreciation rights with conditions or restrictions relating to the attainment of performance goals may not become fully vested prior to one year from the date of grant and all other stock appreciation rights may not become fully vested prior to three years from the date of grant. These minimum vesting restriction do not apply to awards granted for up to an aggregate of 10% of the maximum number of shares authorized for issuance under the Third Amended 2007 Plan. In addition, the Compensation Committee may accelerate the vesting of an award in the case of a participant’s termination of service or after the minimum vesting period has expired.

Restricted Stock and Restricted Stock Units.    The Compensation Committee may award shares of common stock and restricted stock units to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. Restricted stock units are ultimately payable in the form of shares of common stock and, during the vesting period, restricted stock unit awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock units with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted stock awards and restricted stock units with conditions or restrictions relating to the attainment of performance goals may not become fully vested prior to one year from the date of grant and all other restricted stock awards and restricted stock units may not become fully vested prior to three years from the date of grant. These minimum vesting restrictions do not apply to awards granted for up to an aggregate of 10% of the maximum number of shares authorized for issuance under the Third Amended 2007 Plan. In addition, the Compensation Committee may accelerate the vesting of an award in the case of a participant’s termination of service or after the minimum vesting period has expired.

Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Third Amended 2007 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. These awards will have a vesting period of at least one year. However, the Compensation Committee may accelerate the vesting of an award in the case of a participant’s termination of service or after the minimum vesting period has expired.

Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2007 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.    The Third Amended 2007 Plan provides that, upon the effectiveness of a “sale event,” as defined in the Third Amended 2007 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. However, pursuant to the terms of the award certificates governing such awards, all awards made to employees on or after October 1, 2014 are subject to “double trigger” acceleration in the event of a sale event and will only accelerate if a participant is terminated under certain circumstances within 24 months following a sale event.

Adjustments for Stock Dividends, Stock Splits, Etc.    The Third Amended 2007 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Third Amended 2007 Plan, to certain limits in the Third Amended 2007 Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalization and similar events.

Tax Withholding.    Participants in the Third Amended 2007 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Clawback Policy.    All awards made under the Third Amended 2007 Plan will be subject to the terms and provisions of the Company’s Policy for Recoupment of Incentive Compensation, to the extent applicable.

Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Third Amended 2007 Plan. However, no such action may materially adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the Third Amended 2007 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Third Amended 2007 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of the Third Amended 2007 Plan.    The Board of Directors originally adopted the 2007 Stock Option and Incentive Plan (the “2007 Plan”) on April 12, 2007 and approved the most recent amendment and restatement of the 2007 Plan on February 25, 2015. The Third Amended 2007 Plan will become effective on the date it is approved by stockholders. No awards may be granted under the 2007 Plan after the date that is ten years from the date of most recent stockholder approval. If the Third Amended 2007 Plan is not approved by stockholders, the Second Amended and Restated 2007 Stock Option and Incentive Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms. Awards of incentive options may be granted under the Third Amended 2007 Plan until February 25, 2025. No other awards may be granted under the Third Amended 2007 Plan after the date that is ten years from the date of stockholder approval.

PLAN BENEFITS

Because the grant of awards under the Third Amended 2007 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Third Amended 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Third Amended 2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Patrick J. Sullivan, President, Chief Executive Officer and Director
	36.81		499,468	-		-
Duane DeSisto, Former President, Chief Executive Officer and Director
	47.32		29,500	62,000		2,433,120
Allison Dorval, Chief Financial Officer	47.32		15,148	15,576		711,904
Brian Roberts, Former Chief Financial Officer
	47.32		8,500	18,000		851,760
William Patrick Ryan, Chief Operating Officer	42.16		30,000	40,000		1,712,200
Peter Devlin, Former Chief Commercial Officer
	47.32		6,500	14,000		662,480
Brad Thomas, Executive Vice President, Human Resources and Organizational Development

	44.00		26,756	18,182		800,008
R. Anthony Diehl, General Counsel	47.32		5,500	10,500		496,860
All current executive officers, as a group	38.42	(2)	621,372	178,258	(3)	7,668,332
All current directors who are not executive officers, as a group	35.27	(2)	31,920	32,581	(3)	1,149,737
All current employees who are not executive officers, as a group	41.44	(2)	185,554	155,690	(3)	7,163,744

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards are set forth in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	Represents the weighted-average exercise price for the group.

(3)	Represents the weighted-average grant date fair value for the group.

TAX ASPECTS UNDER THE CODE

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Third Amended 2007 Plan. It does not describe all federal tax consequences under the Third Amended 2007 Plan, nor does it describe foreign, state or local tax consequences.

Incentive Options.        No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, (i) upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, which is referred to as a “disqualifying disposition,” generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.        No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.        We will generally be entitled to a tax deduction in connection with an award under the Third Amended 2007 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, our deduction for certain awards under the Third Amended 2007 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Third Amended 2007 Plan is structured to allow certain awards to qualify as performance-based compensation.

VOTE REQUIRED

A majority of the votes cast is required for the approval of the Third Amended 2007 Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INSULET CORPORATION SECOND AMENDED AND RESATATED 2007 STOCK OPTION AND INCENTIVE PLAN

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Steven Sobieski (Chair), Regina Sommer and Joseph Zakrzewski. None of the members of the Audit Committee is an officer or employee of the Company. Mr. Sobieski, Ms. Sommer and Mr. Zakrzewski are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Ms. Sommer and Mr. Sobieski are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2014, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Steven Sobieski (Chair)

Regina Sommer

Joseph Zakrzewski

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in the fiscal year ended December 31, 2014 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2014 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Management — Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

FEES BILLED BY ERNST & YOUNG LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2013 and 2014.

	Fiscal Year Ended December 31,
	2013	2014
Audit Fees	$831,528	1,201,357
Audit-Related Fees	$—	—
Tax Fees	$65,714	73,000
All Other Fees	$1,995	2,995
Total	$899,237	1,277,352

AUDIT FEES

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings.

TAX FEES

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

ALL OTHER FEES

Other Fees for the years ended December 31, 2013 and 2014 consist of fees for using the on-line accounting research tools of Ernst & Young, LLP.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

STOCKHOLDER PROPOSALS

Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2016 Annual Meeting of Stockholders must ensure that their proposal is received by the Company no later than December 4, 2015, at the Company’s principal executive offices at 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2016 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than February 13, 2016 and no earlier than January 14, 2016. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Appendix A

INSULET CORPORATION

THIRD AMENDED AND RESTATED

2007 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Insulet Corporation Third Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Insulet Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Excepted Award” means (i) any Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award with a vesting period that does not meet the limitations relating to the Minimum Vesting Period set forth in Section 5(d), 6(d), 7(d), 8(a) or 11(a), as applicable, (ii) any Unrestricted Stock Award and (iii) any Award with respect to which the Administrator has accelerated, waived or lapsed the vesting restrictions in a manner not otherwise permitted in an Award that does not constitute an Excepted Award.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Full Value Award” means Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means, for an Award, the time period beginning on the date of grant of such Award and ending on (i) in the case of Awards with conditions or restrictions relating to the attainment of performance goals, the date that is one (1) year after the date of grant of such Award, or (ii) in the case of all other Awards, the date that is three (3) years after the date of grant of such Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, establishing contractual relationships, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency (including budgeted spending limits), customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers (including obtaining, retaining and/or supporting a number of customers), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)        Administration of Plan.    The Plan shall be administered by the Administrator, provided that any Awards granted to Non-Employee Directors under the Plan (other than awards granted as part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement) shall be administered by the Compensation Committee of the Board or a similar committee comprised of not less than two Non-Employee Directors who are independent; provided further that any grants of such Awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons.

(b)        Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)        to select the individuals to whom Awards may from time to time be granted;

(ii)       to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)      to determine the number of shares of Stock to be covered by any Award;

(iv)      to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form Award Certificates;

(v)       to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)      subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)     at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

Notwithstanding the foregoing, the Administrator may only accelerate, waive or lapse the vesting restrictions on any Award (other than a Cash-Based Award that is paid in cash or an Excepted Award) granted under the Plan upon (i) the Award recipient’s death, disability or retirement or (ii) a change of control of the Company; provided that the foregoing will not limit the power and authority of the Administrator:

(A)      to provide for, in any Award Agreement, the automatic acceleration, waiver or lapse of the vesting restrictions applicable to that Award upon the termination of the Award recipient’s employment or other service relationship with the Company or any of its Subsidiaries; or

(B)      to accelerate, waive or lapse the restrictions on any Restricted Stock Award, Restricted Stock Units or Performance Share Award after the Minimum Vesting Period applicable to such Award has expired; or

(C)      to enter into an employment agreement or other severance agreement or program outside of the Plan that provides for the automatic acceleration, waiver or lapse of any vesting restrictions applicable to an Award upon the termination of that Award recipient’s employment or other service relationship with the Company, provided that such agreement or program is not entered into in connection with such termination.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)        Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees; provided that such delegation may only relate to Awards other than Options to the extent that the Chief Executive Officer is also a director of the Company (in which case such delegation shall constitute the delegation to a committee of the Board comprised of one director). Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)        Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)        Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)        Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)        Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 13,785,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The following shares shall not be added back to the shares of Stock available for issuance under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that the number of shares that may be issued in the form of Incentive Stock Options shall not exceed 13,785,000 shares. Stock Options or Stock Appreciation Rights with respect to no more than 1,145,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Notwithstanding the foregoing, the aggregate number of shares of Stock subject to Excepted Awards may not exceed 10% of the aggregate number of shares of Stock authorized under the Plan.

(b)        Effect of Awards.    The grant of any Full Value Award shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), to be an Award for 2.0 shares of Stock for each such share actually subject to such Full Value Award. The grant of any Award that is not a Full Value Award shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award for one share of Stock for each such share actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c)        Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)        Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity.

Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(e)         Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and other key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a)        Award of Stock Options.    The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)        Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)        Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)        Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The vesting period for a Stock Option, other than an

Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period (but in no event may any portion of such Award become incrementally vested prior to the first anniversary of the date of grant), (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)        Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i)        In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)       Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)      By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)      With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)        Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)        Award of Stock Appreciation Rights.    The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)        Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)        Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)        Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The vesting period for a Stock Appreciation Right, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period (but in no event may any portion of such Award become incrementally vested prior to the first anniversary of the date of grant), (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

SECTION 7.	RESTRICTED STOCK AWARDS

(a)        Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)        Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)        Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)        Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.” The vesting period for a Restricted Stock Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period (but in no event may any portion of such Award become incrementally vested prior to the first anniversary of the date of grant), (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	RESTRICTED STOCK UNITS

(a)        Nature of Restricted Stock Units.    The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions applicable to the Restricted Stock Units at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A. The vesting period for Restricted Stock Units, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period (but in no event may any portion of such Award become incrementally vested prior to the first anniversary of the date of grant), (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

(b)        Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)        Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)        Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a)        Nature of Performance Share Awards.    The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured and such other limitations and conditions as the Administrator shall determine. The vesting period for a Performance Share Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period (but in no event may any portion of such Award become incrementally vested prior to the first anniversary of the date of grant), (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

(b)        Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)        Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)        Performance-Based Awards.    The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The vesting period for each Performance-Based Award, other than an Excepted Award, in the form of a Restricted Stock Award, Restricted Stock Units or Performance Share Award must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) this limitation shall not apply to Awards made to Non-Employee Directors that are made as a part of a retainer, including annual or other grants made pursuant to a standard director compensation policy or arrangement, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b)        Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)        Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d)        Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,145,000 shares (subject to adjustment as provided in Section 3(c) hereof) or $3,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a)        Dividend Equivalent Rights.    The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)        Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a)        Transferability.    Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)        Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)        Family Member.    For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)        Designation of Beneficiary.    To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a)        Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)        Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)        Termination of Employment.    If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)        For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)        a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(c)        an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a)        No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)        Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)        Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)        Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)        Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.

(f)        Clawback Policy.    Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE PLAN APPROVED BY BOARD OF DIRECTORS: April 12, 2007

DATE PLAN APPROVED BY STOCKHOLDERS: April 27, 2007

DATE SHARE INCREASE APPROVED BY BOARD: March 27, 2008

DATE SHARE INCREASE APPROVED BY SHAREHOLDERS: May 8, 2008

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD: August 7, 2008

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY BOARD: February 1, 2012

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY SHAREHOLDERS: May 2, 2012

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY BOARD: FEBRUARY 25, 2015

DATE AMENDED AND RESTATED PLAN INCLUDING SHARE INCREASE APPROVED BY SHAREHOLDERS: [                    ], 2015

INSULET CORPORATION

600 TECHNOLOGY PARK DRIVE

SUITE 200

BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees

01	John A. Fallon, MD 02 Timothy J. Scannell
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers.							☐	☐	☐
3.

To approve an amendment to the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 5,250,000 shares.

								☐	☐	☐
4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

Notice of 2015 Annual Meeting of Stockholders Hilton Boston Logan Airport One Hotel Drive Boston, MA 02128 Proxy Soliciated by Board of Directors for Annual Meeting- May 13, 2015 8:30 AM

Patrick J. Sullivan and R. Anthony Dieh, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Insulet Corporation to be held on May 13, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side